UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.     )
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Crown Crafts, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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July 3, 2009

Dear Stockholder:

Please join us for the 2009 Annual Meeting of Stockholders of Crown Crafts, Inc. (the “Company”). The meeting will be held on August 11, 2009, at 10:00 a.m., Central Daylight Time, at our headquarters, located at 916 South Burnside Avenue, Gonzales, Louisiana 70737.

At this year’s meeting, we will ask our stockholders to elect two Class II directors, approve an amendment to the Company’s omnibus incentive plan and transact any other business that may properly come before the meeting. If you owned shares of the Company’s Series A common stock at the close of business on June 12, 2009, you are entitled to notice of, and to vote at, the meeting.

Additional information about the items of business to be discussed at our meeting is given in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. We also include in this package the Company’s Annual Report on Form 10-K for the year ended March 29, 2009, as filed with the Securities and Exchange Commission (exclusive of documents incorporated by reference).

I urge you to carefully review the proxy materials and to vote FOR the director nominees and FOR the approval of the amendment of the omnibus incentive plan.

We hope to see you at the 2009 Annual Meeting on August 11, 2009.

Sincerely,

E. Randall Chestnut
Chairman of the Board, President and
Chief Executive Officer

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE AND SUBMIT THE PROXY CARD PROVIDED WITH THIS PROXY STATEMENT BY INTERNET, TELEPHONE OR MAIL TO ENSURE THE PRESENCE OF A QUORUM. IF YOU ATTEND THE MEETING, YOU MAY CHOOSE TO VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY VOTED BY INTERNET, TELEPHONE OR MAIL.

CROWN CRAFTS, INC.
916 South Burnside Avenue
Gonzales, Louisiana 70737
(225) 647-9100

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 11, 2009

To the Stockholders of Crown Crafts, Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Crown Crafts, Inc. will be held at the Company’s executive offices, located at 916 South Burnside Avenue, Third Floor, Gonzales, Louisiana, on August 11, 2009, at 10:00 a.m., Central Daylight Time, for the following purposes:

(i) to elect two members to the board of directors to hold office for a three-year term;

(ii) to approve an amendment to the Company’s 2006 Omnibus Incentive Plan to increase the aggregate number of shares of Crown Crafts Series A common stock subject to award thereunder from 1,200,000 to 1,925,000; and

(iii) to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

These items of business are described in the attached proxy statement. The board of directors has fixed June 12, 2009 as the record date to determine the stockholders entitled to notice of and to vote at the annual meeting. Only those stockholders of record of Crown Crafts Series A common stock as of the close of business on that date will be entitled to vote at the annual meeting or at any adjournment or postponement thereof.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE AND SUBMIT THE PROXY CARD PROVIDED WITH THIS PROXY STATEMENT BY INTERNET, TELEPHONE OR MAIL TO ENSURE THE PRESENCE OF A QUORUM. IF YOU LATER DESIRE TO REVOKE OR CHANGE YOUR PROXY FOR ANY REASON, YOU MAY DO SO AT ANY TIME BEFORE THE VOTING BY DELIVERING TO CROWN CRAFTS A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY CARD BEARING A LATER DATE OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM, BANK OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM THEM TO VOTE YOUR SHARES.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING TO BE HELD ON AUGUST 11, 2009

This notice, the attached proxy statement, a form of proxy card and the Company’s Annual Report for the fiscal year ended March 29, 2009 are available free of charge at https://materials.proxyvote.com/228309.

TO OBTAIN DIRECTIONS TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON, PLEASE CONTACT THE CORPORATE SECRETARY AT (225) 647-9100.

By Order of the Board of Directors,

Amy Vidrine Samson
Vice President, Chief Accounting Officer and
Secretary

Gonzales, Louisiana
July 3, 2009

ii

CROWN CRAFTS, INC.
916 South Burnside Avenue
Gonzales, Louisiana 70737

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 11, 2009

PROXY SOLICITATION

This proxy statement and the accompanying form of proxy (which were first sent or given to stockholders on or about July 3, 2009) are furnished to stockholders of Crown Crafts, Inc. (“Crown Crafts” or the “Company”) in connection with the solicitation by and on behalf of the board of directors of the Company of proxies for use at the annual meeting of the Company’s stockholders to be held at the Company’s executive offices, located at 916 South Burnside Avenue, Third Floor, Gonzales, Louisiana, on August 11, 2009, at 10:00 a.m., Central Daylight Time, and any adjournment or postponement thereof.

The annual meeting is being held for the following purposes:

(i) to elect two members to the board of directors to hold office for a three-year term;

(ii) to approve an amendment to the Company’s 2006 Omnibus Incentive Plan to increase the aggregate number of shares of Crown Crafts Series A common stock subject to award thereunder from 1,200,000 to 1,925,000; and

(iii) to transact any other business as may properly come before the annual meeting or any adjournment or postponement thereof.

VOTING INFORMATION

Record Date

Only holders of record of Crown Crafts Series A common stock at the close of business on the record date, June 12, 2009, are entitled to notice of and to vote at the annual meeting. As of the record date, there were 9,209,390 shares of Crown Crafts Series A common stock outstanding and entitled to vote at the annual meeting, held by approximately 450 holders of record. A list of the Company’s stockholders will be available for review at the Company’s executive offices during regular business hours for a period of ten days before the annual meeting. Each holder of Crown Crafts Series A common stock is entitled to one vote for each share of Crown Crafts Series A common stock he or she owned as of the record date.

Quorum and Vote Required

A quorum of stockholders is necessary to transact business at the annual meeting. The presence, in person or by proxy, of shares of Crown Crafts Series A common stock representing a majority of shares of Crown Crafts Series A common stock outstanding and entitled to vote on the record date is necessary to constitute a quorum at the annual meeting. Abstentions and broker “non-votes,” discussed below, count as present for establishing a quorum.

Directors are elected by a plurality of the votes cast, which means the two nominees who receive the largest number of properly cast votes will be elected as directors of Crown Crafts. The approval of the amendment to the omnibus plan requires the affirmative vote of a majority of the votes cast at the annual meeting. Cumulative voting is not permitted. If a quorum is not present at the annual meeting, then it is expected that the annual meeting will be adjourned or postponed to solicit additional proxies.

As of the record date, the Company’s directors and executive officers as a group beneficially owned and were entitled to vote approximately 1,106,326 shares of Crown Crafts Series A common stock, or approximately 12.0% of the outstanding shares of Crown Crafts Series A common stock on that date. This amount excludes approximately 11,310 shares of the Crown Crafts Series A common stock held by members of the immediate families of certain officers and directors of Crown Crafts with respect to which such officers and directors disclaim beneficial ownership.

Wynnefield Partners Small Cap Value, L.P. and certain of its affiliates, who beneficially owned in the aggregate 16.5% of the outstanding shares of Crown Crafts Series A common stock as of the record date, have agreed to vote their shares of Crown Crafts Series A common stock at the annual meeting (i) in favor of the Company’s nominees and (ii) with respect to all other matters to be voted on by the stockholders of the Company, in the same proportion as the votes cast by all stockholders who are not affiliates of the Company.

Voting Your Shares

You may vote by proxy or in person at the annual meeting.

Voting in Person.  If you plan to attend the annual meeting and wish to vote in person, you will be given a ballot at the annual meeting. Please note, however, that if your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, and you wish to vote at the annual meeting, you must bring to the annual meeting a proxy from the record holder of the shares authorizing you to vote at the annual meeting.

Voting by Proxy.  You should vote your proxy on the enclosed proxy card even if you plan to attend the annual meeting. You can always change your vote at the annual meeting. Your latest dated vote before the annual meeting will be the vote counted. Voting instructions are included on your proxy card. If you properly grant your proxy and submit it to the Company in time to vote, one of the individuals named as your proxy will vote your shares as you have directed. If no instructions are indicated on a properly executed proxy card or voting instruction, the shares will be voted “for” the election of all of the director nominees and “for” the approval of the amendment to the omnibus plan. If other matters properly come before the annual meeting, the shares represented by proxies will be voted, or not voted, by the individuals named in the proxies in their discretion.

You may submit your proxy through the mail by completing your proxy card and signing, dating and returning it in the enclosed, pre-addressed, postage-paid envelope. To be valid, a returned proxy card must be signed and dated. You may also deliver your voting instructions by telephone or over the Internet. Instructions for voting by telephone or over the Internet may be found on your proxy card.

If you are not the record holder of your shares, you must provide the record holder of your shares with instructions on how to vote your shares. If your shares are held by a bank, broker or other nominee, that bank, broker or nominee may allow you to deliver your voting instructions by telephone. If your shares are held by a broker, you may also be allowed to deliver your voting instructions over the Internet. Stockholders whose shares are held by a bank, broker or other nominee should refer to the voting instruction card forwarded to them by that bank, broker or other nominee holding their shares.

Revoking a Proxy

You may revoke your proxy at any time before it is voted at the annual meeting by (i) delivering to the secretary of Crown Crafts a signed notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked, (ii) granting a new proxy, relating to the same shares and bearing a later date, or (iii) attending the annual meeting and voting in person.

Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to Crown Crafts, Inc., P.O. Box 1028, Gonzales, Louisiana 70707, Attn.: Corporate Secretary.

If your shares are held in the name of a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your broker, bank or other nominee. You must contact your broker, bank or other nominee to find out how to do so.

Abstentions and Broker Non-Votes

Shares of Crown Crafts Series A common stock held by persons attending the annual meeting but not voting, and shares of Crown Crafts Series A common stock for which the Company has received proxies but with respect to which holders of those shares have abstained from voting, will be counted as present at the annual meeting for purposes of determining the presence or absence of a quorum for the transaction of business at the annual meeting. Because directors are elected by a plurality of votes cast, abstentions will not be counted in determining which nominees received the largest number of votes cast.

Under certain circumstances, brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies to the brokers (so-called “broker non-votes”). In these cases, and in cases where the stockholder abstains from voting on a matter, those shares will be counted for the purpose of determining if a quorum is present but will not be included in the vote totals with respect to those matters and, therefore, will have no effect on the vote. In addition, if a broker indicates on the proxy card that it does not have discretionary authority on other matters considered at the annual meeting, those shares will not be counted in determining the number of votes cast with respect to those matters.

Solicitation of Proxies

Crown Crafts will bear the costs of printing and mailing this proxy statement, as well as all other costs incurred on behalf of the Company’s board of directors in connection with its solicitation of proxies from the holders of Crown Crafts Series A common stock. In addition, directors, officers and employees of Crown Crafts and its subsidiaries may solicit proxies by mail, personal interview, telephone, e-mail or facsimile transmission without additional compensation. Arrangements also will be made with brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries, who are record holders of Crown Crafts Series A common stock not beneficially owned by them, for forwarding these proxy materials to, and obtaining proxies from, the beneficial owners of such stock entitled to vote at the annual meeting. Crown Crafts will reimburse these persons for their reasonable expenses incurred in doing so.

Other Business

The Company does not expect that any matter other than the proposals presented in this proxy statement will be brought before the annual meeting. However, if other matters are properly presented at the annual meeting or any adjournment or postponement of the annual meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.

Assistance

If you need assistance in completing your proxy card or have questions regarding the annual meeting, please contact Amy Vidrine Samson at (225) 647-9122 or write to Ms. Samson at the following address: P.O. Box 1028, Gonzales, Louisiana 70707.

CORPORATE GOVERNANCE

Strong corporate governance is an integral part of the Company’s core values. The Company is committed to maintaining sound corporate governance principles and practices that allocate rights and responsibilities among its stockholders, board of directors and management in a manner that benefits the long-term interests of the Company and that are designed not merely to satisfy regulatory requirements but also to provide for effective oversight and management of the Company.

The board of directors has recently taken a number of steps to enhance the Company’s governance. These changes were the result of the board’s regular process of reviewing its corporate governance practices in light of proposed and adopted laws and regulations, the practices of other leading companies, the recommendations of various corporate governance authorities and the expectations of the Company’s stockholders.

Board of Directors

The board of directors of Crown Crafts is responsible for establishing broad corporate policies of the Company, monitoring the Company’s overall performance and ensuring that the Company’s activities are conducted in a responsible and ethical manner. However, in accordance with well-established corporate legal principles, the board of directors is not involved in the Company’s day-to-day operating matters. Members of the board are kept informed about the Company’s business by participating in board and committee meetings, by reviewing analyses and reports provided to them by the Company and through discussions with the chairman of the board and officers of the Company.

Director Independence

Each non-employee member of the board is “independent,” as defined for purposes of the rules of the SEC and the listing standards of The Nasdaq Stock Market LLC, or Nasdaq. For a director to be considered independent, the board must determine that the director does not have a relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making this determination, the board will consider all relevant facts and circumstances, including any transactions or relationships between the director and the Company or its subsidiaries.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that is applicable to all directors and employees, including the Company’s chief executive officer and chief financial officer. The Code of Business Conduct and Ethics covers such topics as conflicts of interest, insider trading, competition and fair dealing, discrimination and harassment, health and safety, confidentiality, payments to governmental personnel and compliance procedures. The Code of Business Conduct and Ethics is posted on the Company’s website at www.crowncrafts.com. The Company intends to post on its website any amendments to, or waivers from, the Code of Business Conduct and Ethics.

In addition, the Company has also adopted a Code of Conduct for Directors, which is also posted on the Company’s website at www.crowncrafts.com.

Certain Relationships and Related Transactions

The Company recognizes that transactions between the Company and any of its directors or executive officers can present potential or actual conflicts of interest. Accordingly, as a general matter and in accordance with the Company’s Code of Business Conduct and Ethics, it is the Company’s preference to avoid such transactions. Nevertheless, the Company recognizes that there are circumstances where such transactions may be in, or not inconsistent with, the best interests of the Company. The Company and the audit committee review all relationships and transactions in which the Company and such related persons are participants on a case-by-case basis. In performing such review, consideration is given to (i) the nature of the related person’s interest in the transaction, (ii) the material terms of the transaction, (iii) the significance of the transaction to the related person or the Company, and (iv) other matters deemed appropriate.

Crown Crafts Infant Products, Inc., a wholly-owned subsidiary of the Company, employs Gary Freeman, who is the spouse of Nanci Freeman, the President and Chief Executive Officer of Crown Crafts Infant Products. Mr. Freeman serves as Vice President — Warehousing and Distribution of Crown Crafts Infant Products. Mr. Freeman’s base salary as of the end of fiscal year 2009 was $143,964, and he earned a bonus for fiscal year 2009 in the amount of $30,578. The compensation paid to Mr. Freeman is commensurate with that of his peers.

Board Committees and Meetings

During fiscal year 2009, the Company’s board of directors had the following standing committees: the audit committee, the compensation committee, the nominating and corporate governance committee, the strategic review committee and the capital committee. Committee membership and the responsibilities assigned by the board of directors to each of these committees are briefly described below.

The board of directors met ten times during fiscal year 2009. In addition, the lead director met separately with a major shareholder once during that same period. Each director attended at least 96% of the total number of meetings of the board and committees of which he was a member during fiscal year 2009. Seven directors attended the Company’s annual meeting held in fiscal year 2008, and all members of the board have been requested to attend the 2009 annual meeting. Although the Company has no formal policy with respect to board members’ attendance at the Company’s annual meeting of stockholders, it is customary for all board members to attend.

Audit Committee

The audit committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is currently comprised of three members, none of whom is a current or former employee of the Company or any of its subsidiaries and all of whom are, in the opinion of the board, free from any relationship that would interfere with the exercise of their independent judgment in the discharge of the audit committee’s duties. See “Audit Committee Disclosure — Report of the Audit Committee.” The current members of the audit committee are Donald Ratajczak (Chairman), William T. Deyo, Jr. and Joseph Kling. The committee has adopted a formal, written charter, which has been approved by the full board and which specifies the scope of the committee’s responsibilities and how it should carry them out. The complete text of the audit committee charter is available on the Company’s website at www.crowncrafts.com.

The audit committee represents the board in discharging its responsibility relating to the accounting, reporting and financial practices of the Company and its subsidiaries. Its primary functions include monitoring the integrity of the Company’s financial statements and system of internal controls and the Company’s compliance with regulatory and legal requirements; monitoring the independence, qualifications and performance of the Company’s independent auditor; and providing an avenue of communication among the independent auditor, management and the board. The audit committee met four times during fiscal year 2009, including three meetings at which executive sessions were held with the Company’s independent auditors. In addition, the chairman of the audit committee met separately with the Company’s independent auditors once during that same period.

Compensation Committee

The compensation committee is currently comprised of three directors, Zenon S. Nie (Chairman), Sidney Kirschner and Frederick G. Wasserman, none of whom is a current or former employee of the Company or any of its subsidiaries and all of whom are, in the opinion of the board, free from any relationship that would interfere with the exercise of their independent judgment in the discharge of the compensation committee’s duties. The compensation committee does not have a written charter. The duties of the compensation committee are generally to establish the compensation for the Company’s executive officers and to act on such other matters relating to compensation as it deems appropriate, including an annual evaluation of the Company’s chief executive officer and the design and oversight of all compensation and benefit programs in which the Company’s employees and officers are eligible to participate. The compensation committee met four times during fiscal year 2009. In addition, the chairman of the compensation committee met with the Company’s independent compensation consultant twice during that same period.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is currently comprised of three directors, Zenon S. Nie (Chairman), William T. Deyo, Jr. and Donald Ratajczak, none of whom is a current or former employee of the Company or any of its subsidiaries and all of whom are, in the opinion of the board, free from any relationship that would interfere with the exercise of their independent judgment in the discharge of the nominating and corporate governance committee’s duties. The committee has adopted a formal, written charter, which has been approved by the full board and which specifies the scope of the committee’s responsibilities and how it should carry them out. The complete text of the nominating and corporate governance committee charter is available on the Company’s website at www.crowncrafts.com.

The nominating and corporate governance committee has the general responsibility for overseeing the Company’s corporate governance practices and for identifying, reviewing and recommending to the board individuals for election to the board. The committee will also consider any director candidate proposed in good faith by a stockholder of the Company. To do so, a stockholder should send the director candidate’s name, credentials, contact information and his or her consent to be considered as a candidate to the corporate secretary of the Company. The proposing stockholder should also include his or her contact information and a statement of his or her share ownership (how many shares of the Company owned and for how long), as well as any other information required by the Company’s bylaws. The committee will evaluate candidates based on their financial literacy, business acumen and experience, “independence”, and willingness, ability and availability for service. The nominating and corporate governance committee met nine times during fiscal year 2009. In addition, the chairman of the nominating and corporate governance committee met separately with one of the Company’s major shareholders.

Strategic Review Committee

The strategic review committee is comprised of three directors, Sidney Kirschner (Chairman), E. Randall Chestnut and Frederick G. Wasserman. The committee has been given responsibility for developing, and for reviewing, evaluating and recommending to the board the merits of, the various strategic options available to the Company to enhance stockholder value. The committee is also charged with reviewing the strategic planning process of the Company and strategic plans developed and implemented by management. The committee has adopted a formal, written charter, which has been approved by the full board and which specifies the scope of the committee’s responsibilities and how it should carry them out. The complete text of the strategic review committee charter is available on the Company’s website at www.crowncrafts.com. The strategic review committee met five times during fiscal year 2009. In addition, the chairman of the strategic review committee met separately with one of the Company’s major shareholders once during that same period.

Capital Committee

The capital committee is currently comprised of three directors, William T. Deyo, Jr. (Chairman), Zenon S. Nie and Frederick G. Wasserman, none of whom is a current or former employee of the Company or any of its subsidiaries and all of whom are, in the opinion of the board, free from any relationship that would interfere with the exercise of their independent judgment in the discharge of the capital committee’s duties. The capital committee determines whether to effect any stock repurchase transactions and what the terms and conditions of any such repurchase would be. The capital committee met three times during fiscal year 2009.

Communication with the Board and its Committees

Any stockholder may communicate with the board by directing correspondence to the board, any of its committees or one or more individual members, in care of the corporate secretary, at Crown Crafts, Inc., P.O. Box 1028, Gonzales, Louisiana 70707.

PROPOSAL 1: ELECTION OF DIRECTORS

Election of Directors

The Company has a classified board currently consisting of three Class I directors (E. Randall Chestnut, William T. Deyo, Jr. and Frederick G. Wasserman), two Class II directors (Sidney Kirschner and Zenon S. Nie) and two Class III directors (Donald Ratajczak and Joseph Kling). At each annual meeting of stockholders, directors are duly elected for a full term of three years to succeed those whose terms are expiring. The Class II directors currently serve until the 2009 annual meeting, and the Class I and Class III directors currently serve until the annual meetings of stockholders to be held in 2010 and 2011, respectively. Pursuant to the Company’s bylaws, the board of directors has fixed its membership at seven directors.

At the 2009 annual meeting, two Class II directors will be elected to hold office until the 2012 annual meeting of stockholders of the Company. The board of directors has unanimously nominated Sidney Kirschner and Zenon S. Nie as Class II nominees for election to the board of directors. Each of these nominees presently serves on the board of directors of the Company.

The proxy holder intends to vote “for” the election of the named nominees unless you have specifically indicated by proper proxy on the proxy card that your shares should be withheld from voting for any or all of these nominees. If at the time of the annual meeting any nominee is unavailable or unwilling to serve as a director, the proxies will be voted for the remaining nominees and for any other person designated by the board of directors as a nominee. Proxies cannot be voted at the annual meeting for a greater number of persons than the number of nominees named.

Recommendation of the Board of Directors

The board of directors unanimously recommends a vote FOR each of the Class II nominees discussed below. Proxies will be voted FOR the election of these nominees unless otherwise specified.

Class II Nominees

The following persons are the nominees for Class II directorships with terms ending in 2012.

Name	Age	Director Since

Sidney Kirschner	74	2001
Zenon S. Nie	58	2001

Sidney Kirschner is currently a consultant and serves as Head of School at the Alfred & Adele Davis Academy. He previously served as Chairman of the Board, President and Chief Executive Officer of Northside Hospital, Atlanta, Georgia, from 1992 to 2004. From 1987 to 1992, Mr. Kirschner served as Chairman of the Board, Chief Executive Officer and President of National Service Industries, Inc., formerly a Fortune 500 company listed on the New York Stock Exchange. Mr. Kirschner joined the company in 1973 as a Vice President. Mr. Kirschner has served on the board of directors of numerous community organizations. He is a member of the Board of Directors of Superior Uniform Group, Inc.; Cleveland Group, Inc; Zyvax Corporation; and Beaulieu Group, LLC.

Zenon S. Nie is Chairman of the Board, President and Chief Executive Officer of the CEO Advisory Board LLC, a management consulting firm he founded in 2000, and has been an operating partner in Tri-Artisan Partners since 2001. From 1993 to 2000, he was Chairman of the Board, President, Chief Executive Officer and Chief Operating Officer of Simmons Company, a manufacturer and distributor of mattresses. He is a member of the Board of Directors of Business Executives for National Security.

Continuing Directors

The following persons are the Class I and Class III directors of the Company, with terms expiring as set forth below.

Director	Age	Director Since	Current Term

Class I
E. Randall Chestnut	61	1995	Through 2010
William T. Deyo, Jr.	64	2001	Through 2010
Frederick G. Wasserman	54	2007	Through 2010
Class III
Joseph Kling	79	2008	Through 2011
Donald Ratajczak	66	2001	Through 2011

E. Randall Chestnut joined the Company in January 1995 as Vice President, Corporate Development. Since then, he has been an executive of the Company, and in July 2001 he was elected President, Chief Executive Officer and Chairman of the Board.

William T. Deyo, Jr. has been a principal of Goddard Investment Group, LLC, a real estate investment firm, since 1999. He was Executive Vice President of NAI/Brannen Goddard Company, a real estate brokerage firm, from 1999 to 2000. From 1966 to 1999, he held various positions with Wachovia Bank in Atlanta, Georgia, serving last as

Executive Vice President. Mr. Deyo also is Chairman of the Board of the Fulton County (Georgia) Hospital Authority and a past member of the Board of Directors of the Center for Visually Impaired Foundation.

Frederick G. Wasserman is President of FGW Partners, LLC, a financial management consulting firm he started in 2008. Until December 2006, he was the Chief Operating/Financial Officer for Mitchell & Ness Nostalgia Co. From 2001 to 2005, Mr. Wasserman served as the President of Goebel of North America. He is a member of the Board of Directors of each of Acme Communications, Inc.; Allied Defense Group, Inc.; Teamstaff, Inc.; Breeze-Eastern Corporation; AfterSoft Group, Inc.; and Gilman Ciocia, Inc.

Dr. Donald Ratajczak is a consulting economist and the former Chairman and Chief Executive Officer of Brainworks Ventures, Inc., an enterprise development company he founded in 2000. He is also Regent’s Professor Emeritus of the Robinson College of Business at Georgia State University. From 1997 to 2000, he was Regent’s Professor of Economics at Georgia State University, and from 1973 to 1997, he was a Professor or Associate Professor in that department. He was also the founder, and from 1973 to 2000 the Director, of the Economic Forecasting Center at Georgia State University. He is a member of the Board of Directors of each of Ruby Tuesday, Inc., Assurance America Corporation and Citizens Bankshares Corporation.

Joseph Kling is currently, and has been since 1989, a consultant to various companies in the toy industry and the infant and juvenile apparel industries, providing consulting and advisory services to companies in connection with mergers and acquisitions, as well as acquisitions of intellectual property licenses and rights. Since April 1991, Mr. Kling has served as president and chief executive officer of MLJ, Inc., his privately-held consulting company. From 1988 to 2007, Mr. Kling served as a member of the board of directors of Russ Berrie and Company, Inc., a New York Stock Exchange-listed company and a leader in the juvenile products industry. He also served as a member of the compensation committee and audit committee of the board of directors of Russ Berrie. From 1985 to 1989, Mr. Kling also served as Chief Executive Officer of View-Master-Ideal, a toy manufacturer.

EXECUTIVE COMPENSATION

Executive Officers

Executive officers of the Company are elected or appointed by the board of directors and hold office until their successors are elected or until their earlier death, resignation or removal, subject to the terms of applicable employment agreements. See “Employment, Severance and Compensation Arrangements.” The executive officers of the Company are as follows:

Name	Age	Position with Company

E. Randall Chestnut(1)	61	Chairman of the Board, President and Chief Executive Officer
Olivia W. Elliott(2)	40	Vice President and Chief Financial Officer
Amy V. Samson(3)	48	Vice President, Chief Accounting Officer and Secretary
Nanci Freeman(4)	51	President and Chief Executive Officer, Crown Crafts Infant Products, Inc.

(1)	Information about the business experience of Mr. Chestnut is set forth under “Continuing Directors” above.

(2)	Ms. Elliott joined Crown Crafts in November 2001 as Secretary and Treasurer and was promoted to her current position in September 2008. She began her career in public accounting in 1991 with Deloitte & Touche LLP, where she worked for more than three years, after which she worked for seven years in finance and treasury functions with two public companies.

(3)	Ms. Samson joined Crown Crafts on July 23, 2001 as Vice President and Chief Financial Officer. She began serving in her current role in September 2008. Before joining the Company, she had served, since 1995, as Vice President of Finance and Operations of Hamco, Inc., a wholly-owned subsidiary of the Company.

(4)	Ms. Freeman has been President and Chief Executive Officer of Crown Crafts Infant Products, Inc., a wholly-owned subsidiary of the Company, since 1999.

Compensation Discussion and Analysis

The compensation committee of the board of directors has overall responsibility for establishing, implementing and monitoring the compensation structure, policies and programs of the Company. The committee is responsible for assessing and approving the total compensation structure paid to the Company’s chief executive officer and the chief executive officer’s compensation recommendations for other executive officers. Thus, the committee is responsible for determining whether the compensation paid under the Company’s programs is fair, reasonable and competitive and whether it serves the interest of the Company’s stockholders. The compensation committee’s chairman regularly reports to the board of directors on compensation committee actions and recommendations. The Company’s compensation committee has authority to retain (at the Company’s expense) outside counsel, compensation consultants and other advisors to assist as needed.

The individuals who served as the Company’s chief executive officer and chief financial officer during fiscal year 2009, as well as the other individuals included in the Summary Compensation Table below, are referred to as the “named executive officers.” With respect to the named executive officers, this Compensation Discussion and Analysis identifies the Company’s current compensation philosophy and objectives and describes the various methodologies, policies and practices for establishing and administering the compensation programs of the named executive officers.

Compensation Philosophy and Objectives

The compensation committee believes that the most effective executive compensation programs are those that align the interests of the executive with those of the Company’s stockholders. The compensation committee believes that a properly structured compensation program will attract and retain talented individuals and motivate them to achieve specific short- and long-term strategic objectives and that a significant percentage of executive pay should be based on the principle of pay-for-performance. However, the compensation committee also recognizes that the Company must maintain its ability to attract highly talented executives. For this reason, an important objective of the compensation committee is to ensure the compensation programs of the named executive officers are competitive as compared to similar positions at peer-group companies (the “compensation peer group”).

The Company’s executive compensation programs are designed to provide:

•	levels of base compensation that are competitive with comparable companies;

•	annual incentive compensation that varies in a consistent manner with the achievement of individual performance objectives and financial results of the Company;

•	long-term incentive compensation that focuses executive efforts on building stockholder value through meeting longer-term financial and strategic goals; and

•	executive benefits that are meaningful and competitive with comparable companies.

In designing and administering its executive compensation programs, the compensation committee attempts to strike an appropriate balance among these various elements. The compensation committee considers the pay practices of the compensation peer group to determine the appropriate pay mix and compensation levels. With respect to performance-based pay, the compensation committee believes that executive compensation should be closely tied to financial and operational performance of the Company, as well as to the individual performance and responsibility level of the named executive officers. The compensation committee also believes there should be a significant equity-based component because it best aligns the executives’ interests with those of the Company’s stockholders. For purposes of retention, the compensation committee believes that the equity-based compensation should have meaningful conditions to encourage valued employees to remain in the employ of the Company. Finally, the compensation committee also considers other forms of executive pay as a means to attract, retain and motivate highly qualified executives.

Methodology for Establishing Compensation

The compensation committee is comprised of three independent directors who satisfy the Nasdaq listing requirements and relevant SEC regulations. There are no interlocking relationships between any member of our compensation committee and any of our executive officers. None of the compensation committee members is an officer, employee or former officer or employee of the Company.

The compensation committee is responsible for all compensation decisions for the chief executive officer and other named executive officers. The chief executive officer annually reviews the performance of the other named executive officers, including consideration of market pay practices of the compensation peer group in conjunction with both Company and individual performance. The conclusions and recommendations of the chief executive officer are presented to the compensation committee for approval. The compensation committee has absolute discretion as to whether it approves the recommendations of the chief executive officer or makes adjustments, as it deems appropriate.

The Elements of Compensation

Total direct compensation includes cash, in the form of base salary and annual incentives, and long-term equity incentives. The compensation committee evaluates the mix between these three elements based on the pay practices of comparable companies. To ensure that compensation levels are reasonably competitive with market rates, the compensation committee has engaged Robert H. Kurisu, an executive compensation consultant, to provide an independent analysis of the Company’s executive compensation policies and practices and provide analyses on the pay practices of the compensation peer group. Mr. Kurisu reports directly to the compensation committee and the board of directors, and from time to time and with prior notice to the compensation committee, Mr. Kurisu also provides executive compensation analysis to management.

The companies included in the compensation peer group are selected primarily on the basis of their comparability to the Company based on size, as measured through annual revenue, market capitalization and other financial measures. Mr. Kurisu provides the compensation committee with compensation comparisons and the Company’s relative ranking in all pay categories and recommendations regarding program changes and refinements. Although the compensation committee also considers and reviews information from proxy statements and other relevant survey data, it particularly focuses on the practices of the compensation peer group in considering compensation levels for the chief executive officer and the other named executive officers. The compensation committee considers the opinions and recommendations of the chief executive officer and various outside counsel and strives to be fully informed in its determination of the appropriate compensation mix and award levels for the named executive officers. All compensation decisions are made with consideration of the compensation committee’s guiding principles of fairness to employees, retention of talented executives and fostering improved Company performance, which will ultimately benefit the Company’s stockholders. With respect to the named executive officers, the following describes in greater detail the objectives and policies behind the various elements of the compensation mix.

Base Salary

It is the Company’s philosophy that employees be paid a base salary that is competitive with the salaries paid by comparable organizations based on each employee’s experience, performance and geographic location. Generally, the Company has chosen to position cash compensation at close to market median levels in order to remain competitive in attracting and retaining executive talent. The allocation of total cash between base salary and incentive bonus awards is based on a variety of factors. The compensation committee considers a combination of the executive’s performance, the performance of the Company and the individual business or corporate function for which the executive is responsible, the nature and importance of the position and role within the Company, the scope of the executive’s responsibility, internal relationships or comparisons and the current compensation package in place for that executive, including the executive’s current annual salary and potential bonus awards under the Company’s short-time incentive plan.

The compensation committee generally evaluates executive salaries annually. An analysis of executive compensation indicated that base salaries for the named executive officers were generally positioned at the market median. For the 2009 fiscal year, based in part on consultation with its independent compensation consultant, and in part upon the compensation committee’s own assessment of the information and factors described above, the compensation committee determined to increase the base salaries of the named executive officers incrementally to maintain market median levels.

Annual Incentive Bonus

The Company intends to continue its strategy of compensating the named executive officers through programs that emphasize performance-based incentive compensation. The Company’s short-term incentive compensation program is designed to recognize and reward executive officers and other employees who contribute meaningfully to an increase in stockholder value and profitability.

In general, the funding of the annual incentive bonus pool is dependent upon earnings before interest, taxes, depreciation and amortization (after deducting incentive compensation) of the Company and its subsidiaries. If the plan is fully funded, each named executive officer has the ability to receive the target bonus payout. The percentage of the target bonus actually paid to each named executive officer depends on the goal attainment levels. The threshold level of performance for funding the bonus pool is 90% of target, at which point the annual bonus pool is 5% funded.

For fiscal year 2009, the Company and Crown Crafts Infant Products, Inc. achieved greater than the minimum level of the performance target, and the bonus pool was partially funded.

Long-Term Incentive Awards

Long-term incentive awards are the third component of the Company’s total compensation package. The compensation committee believes that equity-based compensation ensures that the Company’s officers have a continuing stake in the long-term success of the Company. The omnibus plan provides for equity incentive awards, which include qualified and nonqualified stock options, restricted stock, stock appreciation rights, long-term incentive compensation units consisting of a combination of cash and common stock or any combination thereof within the limitations set forth in the omnibus plan. Awards may be granted under the omnibus plan from time to time for ten years from the omnibus plan’s effective date of June 13, 2006. The compensation committee approves all awards under the omnibus plan and acts as the administrator of the omnibus plan.

Award levels under the omnibus plan are determined based on the compensation practices of the compensation peer group. In general, long-term incentive awards are targeted at the median of the compensation peer group with appropriate adjustments for individual and Company performance, although past awards have generally been below market levels. Options granted under the omnibus plan vest and become exercisable in equal installments over a two-year period from the grant date. All stock options have been granted with a ten-year term and have an exercise price equal to the fair market value of the Company’s common stock on the date of grant. Restricted stock awards under the omnibus plan are subject to cliff vesting on the fourth anniversary of the date of grant. Shares of restricted stock are held by the Company in escrow until restrictions lapse and the participant pays taxes on the shares. Participants are entitled to any dividends payable on their restricted stock and to vote their shares. Restricted stock cannot be sold or transferred until the shares vest. Should a named executive officer leave the Company prior to the completion of the applicable vesting schedule, the unvested portion of the grant is forfeited.

In an effort to provide the named executive officers with equity compensation that is consistent with the compensation peer group and to further strengthen retention efforts and commitment levels, the compensation committee approved grants of stock options in fiscal year 2009.

Broad-Based Benefits Programs

The named executive officers are entitled to participate in the benefits programs that are available to all full-time employees. These benefits include health, dental, vision and life insurance, paid vacation and company contributions to a 401(k) profit-sharing retirement plan. The Company’s 401(k) plan provides for matching contributions by the Company in an amount equal to the first 2% of employee compensation deferred, plus 50% of the next 1% of employee compensation deferred. All full-time employees age 21 and older are eligible to participate in the plan after six months of service.

Evaluation of Chief Executive Officer Compensation and Executive Performance

Compensation of Chief Executive Officer

The compensation committee meets with the other independent directors each year in executive session to evaluate the performance of the chief executive officer. The compensation committee also consults with its independent consultant in setting the chief executive officer’s compensation. Neither the compensation committee nor its independent consultant confers with the chief executive officer or any other members of management when setting his base salary. The compensation committee does not rely solely on predetermined formulas or a limited set of criteria when it evaluates the performance of the chief executive officer and the other named executive officers. For fiscal year 2009, the compensation committee considered the chief executive officer’s recent performance, his achievements in prior years, his achievement of specific short-term goals and the Company’s performance in fiscal year 2008. Based on its review, the compensation committee at its June 2008 meeting approved a merit increase to raise the chief executive officer’s salary to $435,000 effective on July 6, 2008.

Compensation of Other Named Executive Officers

The chief executive officer met with the compensation committee to review his compensation recommendations for the other named executive officers. He described the findings of his performance evaluation of all such persons and provided the basis of his recommendations with the compensation committee, including the scope of each person’s duties, oversight responsibilities and individual objectives and goals against results achieved for fiscal year 2008.

In addition to approving adjustments to Mr. Chestnut’s base salary, at its June 2008 meeting, the compensation committee approved a merit increase to raise the base salaries of the Company’s other named executive officers, effective on July 6, 2008, as follows: Nanci Freeman, $284,658, and Amy V. Samson, $243,338. Ms. Samson’s base salary was subsequently reduced to $174,000 when she chose to discontinue serving as chief financial officer of the Company and was appointed the Company’s chief accounting officer. In its analysis of the other named executive officers, the compensation committee applied the same rationale to this group as it applied when considering the chief executive officer’s base salary. The compensation committee also considered the pay practices of the compensation peer group and the analyses and recommendations provided by Robert H. Kurisu, its independent consultant.

Administrative Policies and Practices

To evaluate and administer the compensation programs of the chief executive officer and other named executive officers, the compensation committee meets periodically each year in conjunction with regularly scheduled board meetings. The compensation committee also holds special meetings and meets telephonically to discuss extraordinary items. Additionally, the compensation committee members regularly confer with Kurisu, its compensation consultant, on matters regarding the compensation of the chief executive officer and other named executive officers.

Timing of Grants of Options and Restricted Stock

In fiscal year 2009, the compensation committee approved stock option and restricted grants to the named executive officers in June 2008.

Stock Ownership Guidelines

The board has implemented stock ownership guidelines for directors, the chief executive officer and the chief financial officer. Under those guidelines, by the end of 2012, (i) directors are expected to hold shares of the Company’s Series A common stock having a value equal to not less than three times their annual retainer amounts, (ii) the chief executive officer is expected to hold shares of the Company’s Series A common stock having a value equal to not less than two times his annual salary, and (iii) the chief financial officer is expected to hold shares of the Company’s Series A common stock having a value equal to not less than the amount of her annual salary. Neither the board nor the compensation committee has implemented stock ownership guidelines for other named executive officers. The compensation committee, however, continues to periodically review best practices and re-evaluate whether additional stock ownership guidelines are consistent with the compensation philosophy of the Company and with the stockholders’ interests.

Tax Deductibility of Executive Officer Compensation

Certain provisions of the federal tax laws limit the deductibility of certain compensation for the chief executive officer and other executives to $1.0 million in applicable remuneration in any year. To date, this provision has had no effect on the Company because no officer of the Company has received $1.0 million in applicable remuneration in any year. The compensation committee intends to give strong consideration to the deductibility of compensation in making its compensation decisions for executive officers in the future, again balancing the goal of maintaining a compensation program which will enable the Company to attract and retain qualified executives with the goal of maximizing the creation of long-term stockholder value.

Summary Compensation Table

The following table sets forth all compensation paid or accrued during fiscal years 2009 and 2008 to the named executive officers.

					Non-Equity
Name and	Fiscal		Stock	Option	Incentive Plan	All Other
Principal Position	Year	Salary	Awards(1)	Awards(2)	Compensation(3)	Compensation		Total

E. Randall Chestnut	2009	$429,615	$252,000	$81,774	$51,678	$26,638	(4)	$841,705
Chairman of the Board, President and Chief Executive Officer	2008	412,308	252,000	102,109	273,900	21,168	(5)	1,061,485
Olivia W. Elliott	2009	$168,672	$5,513	$15,915	$11,379	$11,947	(6)	$213,426
Vice President and Chief Financial Officer
Amy V. Samson	2009	$208,216	$18,113	$55,517	$14,804	$12,174	(7)	$308,824
Vice President, Chief Accounting Officer and Secretary	2008	229,933	18,113	38,205	101,970	19,024	(8)	407,245
Nanci Freeman	2009	$281,009	$14,175	$53,233	$80,615	$22,748	(9)	$451,780
President and Chief Executive Officer, Crown Crafts Infant Products, Inc.	2008	268,296	14,175	33,100	119,285	19,873	(10)	454,729

(1)	Stock awards consist of awards of unvested stock granted on August 25, 2006. Amounts shown do not reflect compensation actually received by the named executive officer. The amounts shown represent expense recognized in the Company’s fiscal year 2009 and 2008 consolidated financial statements in accordance with SFAS 123(R), excluding any impact of assumed forfeiture rates.

(2)	Amounts shown do not reflect compensation actually received by the named executive officer. The amounts shown represent expense recognized in the Company’s fiscal year 2009 and 2008 consolidated financial statements in accordance with SFAS 123(R), excluding any impact of assumed forfeiture rates.

(3)	Amounts consist of cash incentive compensation awards earned for services rendered in fiscal years 2009 and 2008.

(4)	Represents amounts paid by the Company on behalf of Mr. Chestnut as follows: (i) $20,753 in automobile expenses and (ii) $5,885 in matching contributions to Mr. Chestnut’s account under the Company’s 401(k) retirement savings plan.

(5)	Represents amounts paid by the Company on behalf of Mr. Chestnut as follows: (i) $15,476 in automobile expenses and (ii) $5,692 in matching contributions to Mr. Chestnut’s account under the Company’s 401(k) retirement savings plan.

(6)	Represents amounts paid by the Company on behalf of Ms. Elliott as follows: (i) $7,005 in automobile expenses and (ii) $4,942 in matching contributions to Ms. Elliott’s account under the Company’s 401(k) retirement savings plan.

(7)	Represents amounts paid by the Company on behalf of Ms. Samson as follows: (i) $6,813 in automobile expenses and (ii) $5,361 in matching contributions to Ms. Samson’s account under the Company’s 401(k) retirement savings plan.

(8)	Represents amounts paid by the Company on behalf of Ms. Samson as follows: (i) $13,353 in automobile expenses and (ii) $5,671 in matching contributions to Ms. Samson’s account under the Company’s 401(k) retirement savings plan.

(9)	Represents amounts paid by the Company on behalf of Ms. Freeman as follows: (i) $16,907 in automobile expenses and (ii) $5,841 in matching contributions to Ms. Freeman’s account under the Company’s 401(k) retirement savings plan.

(10)	Represents amounts paid by the Company on behalf of Ms. Freeman as follows: (i) $14,178 in automobile expenses and (ii) $5,695 in matching contributions to Ms. Freeman’s account under the Company’s 401(k) retirement savings plan.

Employment, Severance and Compensation Arrangements

Crown Crafts has entered into employment agreements with each of the named executive officers. The Company has also entered into a severance protection agreement with Mr. Chestnut. A summary of the terms of these agreements is set forth below.

E. Randall Chestnut.  The Company entered into an employment agreement with Mr. Chestnut effective as of July 23, 2001, pursuant to which Mr. Chestnut has agreed to serve as President, Chief Executive Officer and Chairman of the Board of the Company. The original term of Mr. Chestnut’s employment agreement expired March 31, 2004; however, the agreement currently renews automatically on a monthly basis unless either party gives the other party one year’s advance notice of non-renewal.

Mr. Chestnut’s employment agreement provides for an initial annual salary of $350,000, subject to annual review and upward adjustment, and cash bonuses based on the Company’s achievement of performance criteria established by the compensation committee, as well as other benefits under programs adopted by the Company from time to time. Mr. Chestnut’s employment agreement also contains one-year post-employment non-competition provisions.

The Company entered into an amended and restated severance protection agreement with Mr. Chestnut effective as of April 20, 2004. This agreement provides for a two-year term renewable annually (so as to always be effective for two years after each renewal date), unless either party notifies the other of non-renewal in a timely manner. Under Mr. Chestnut’s severance protection agreement, Mr. Chestnut is entitled to certain benefits upon the termination of his employment. These benefits are discussed in the section of this proxy statement entitled “Potential Payments Upon Termination or Change in Control.”

Olivia W. Elliott.  The Company entered into an employment agreement with Ms. Elliott effective as of November 6, 2008, pursuant to which Ms. Elliott has agreed to serve as Vice President and Chief Financial Officer of the Company. The initial term of Ms. Elliott’s employment agreement is one year; however, the employment agreement renews automatically on a daily basis unless and until either party gives the other party one year’s advance notice of non-renewal.

Ms. Elliott’s employment agreement provides for an initial annual salary of $200,000, subject to annual review and upward adjustment, and cash bonuses based on the Company’s achievement of performance criteria established by its board of directors, as well as other benefits under programs adopted by the Company from time to time. Ms. Elliott’s employment agreement also contains one-year post-employment non-competition provisions.

Under Ms. Elliott’s employment agreement, Ms. Elliott is entitled to certain benefits upon the termination of her employment. These benefits are discussed in the section of this proxy statement entitled “Potential Payments Upon Termination or Change in Control.”

Amy V. Samson.  The Company entered into an amended and restated employment agreement with Ms. Samson effective as of April 20, 2004, pursuant to which Ms. Samson initially agreed to serve as Vice President Chief Financial Officer of the Company. Effective as of September 23, 2008, Ms. Samson began serving pursuant to her employment agreement as the Vice President and Chief Accounting Officer of the Company. The original term of Ms. Samson’s employment agreement expired April 30, 2005; however, the agreement currently renews automatically on a monthly basis unless either party gives the other party one year’s advance notice of non-renewal.

Ms. Samson’s employment agreement, as amended, provides for an annual salary of $174,000, subject to annual review and upward adjustment, and cash bonuses based on the Company’s achievement of performance criteria established by the compensation committee, as well as other benefits under programs adopted by the Company from time to time. Ms. Samson’s employment agreement also contains one-year post-employment non-competition provisions.

Under Ms. Samson’s employment agreement, Ms. Samson is entitled to certain benefits upon the termination of her employment. These benefits are discussed in the section of this proxy statement entitled “Potential Payments Upon Termination or Change in Control.”

Nanci Freeman.  The Company entered into an amended and restated employment agreement with Ms. Freeman effective as of April 20, 2004, pursuant to which Ms. Freeman has agreed to serve as President and Chief Executive Officer of Crown Crafts Infant Products, Inc., a wholly-owned subsidiary of the Company. The original term of Ms. Freeman’s employment agreement expired April 30, 2005; however, the agreement currently renews automatically on a monthly basis unless either party gives the other party one year’s advance notice of non-renewal.

Ms. Freeman’s employment agreement provides for an initial annual salary of $248,062.50, subject to annual review and upward adjustment, and cash bonuses based on the Company’s achievement of performance criteria established by the compensation committee, as well as other benefits under programs adopted by the Company from time to time. Ms. Freeman’s employment agreement also contains one-year post-employment non-competition provisions.

Under Ms. Freeman’s employment agreement, Ms. Freeman is entitled to certain benefits upon the termination of her employment. These benefits are discussed in the section of this proxy statement entitled “Potential Payments Upon Termination or Change in Control.”

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding the outstanding equity awards held by the named executive officers at March 29, 2009, the last day of the Company’s 2009 fiscal year.

	Option Awards					Stock Awards
	Number of	Number of
	Securities	Securities				Number of	Market Value
	Underlying	Underlying				Shares or Units of	of Shares or
	Unexercised	Unexercised			Option	Stock That	Units of Stock
	Options (#)	Options (#)		Option	Expiration	Have Not	That Have Not
Name	Exercisable	Unexercisable		Exercise Price	Date	Vested (#)(3)	Vested(4)

E. Randall Chestnut	—	—		—	—	320,000	$678,400
	35,000	—		$1.1875	9/8/2010	—	—
	100,000	—		$3.15	8/25/2016	—	—
	—	50,000	(2)	$3.58	6/10/2018	—	—
Olivia W. Elliott						7,000	$14,840
	2,500	—		$3.15	8/25/2016	—	—
	3,000	3,000	(1)	$4.08	8/14/2017	—	—
	—	10,000	(2)	$3.58	6/10/2018	—	—
Amy V. Samson	—	—		—	—	23,000	$48,760
	2,500	—		$2.3125	12/28/2009	—	—
	5,000	—		$1.0625	7/7/2010	—	—
	20,000	—		$3.15	8/25/2016	—	—
	11,250	11,250	(1)	$4.08	8/14/2017	—	—
	—	25,000	(2)	$3.58	6/10/2018	—	—
Nanci Freeman	—	—		—	—	18,000	$38,160
	5,000	—		$2.3125	12/28/2009	—	—
	10,000	—		$1.0625	7/7/2010	—	—
	15,000	—		$3.15	8/25/2016	—	—
	11,250	11,250	(1)	$4.08	8/14/2017	—	—
	—	25,000	(2)	$3.58	6/10/2018	—	—

(1)	Amounts shown are the number of shares underlying the options granted to the named executive officers on August 14, 2007. The options vest and become exercisable in equal installments over a two-year period.

(2)	Amounts shown are the number of shares underlying the options granted to the named executive officers on June 10, 2008. The options vest and become exercisable in equal installments over a two-year period

(3)	Amounts shown are the number of shares of service-based unvested stock awards granted on August 25, 2006. The shares vest on the fourth anniversary of the date of grant.

(4)	Market values shown are based on the closing price of the Company’s common stock as of March 27, 2009 ($2.12), as reported on The Nasdaq Capital Market.

Option Exercises and Stock Vested

The following table sets forth information regarding option exercises by the named executive officers during fiscal year 2009.

Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise

Olivia W. Elliott	20,000	$45,300

(1)	On October 7, 2008, Ms. Elliott exercised (i) 10,000 options with a market price at exercise of $2.945 and an exercise price of $0.71 and (ii) 10,000 options with a market price at exercise of $2.945 and an exercise price of $0.65.

Potential Payments Upon Termination or Change in Control

Each of the employment agreements between the Company and the named executive officers requires the Company to make severance payments and provide severance benefits to the executive under certain circumstances if his or her employment with the Company is terminated other than for “Cause” or the executive’s death or disability. For these purposes, a termination of employment is generally for “Cause” if the executive has been convicted of a felony or if the termination is evidenced by a resolution adopted in good faith by two-thirds of the Company’s board that the executive (i) intentionally and continually failed substantially to perform his or her reasonably assigned duties for a period of at least thirty days after a written notice of demand for substantial performance has been delivered to the executive, or (ii) intentionally engaged in illegal conduct or gross misconduct which results in material economic harm to the Company. As required by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), all of the named executive officers’ employment agreements have been modified to be in compliance with payment timing and other relevant requirements.

Under Mr. Chestnut’s employment agreement and severance protection agreement, if, during the two years following a “Change in Control,” he terminates his employment for “Good Reason” or for any reason during the 60-day period commencing 90 days after the occurrence of the Change in Control or if the Company terminates his employment other than for Cause, death or disability, he will be entitled to receive the following payments, benefits or rights: (i) payment of three times his annual base salary (based upon the highest rate in effect on certain dates as set forth in the employment agreement); (ii) payment of three times the bonus amount previously paid to him (based upon the highest amount previously paid during certain periods as set forth in the employment agreement); (iii) for a period of three years, or such longer period as may be provided by the terms of the appropriate program, practice or policy, continuation on behalf of Mr. Chestnut, his dependents and beneficiaries of life insurance, disability, medical, dental and hospitalization benefits; (iv) payment of the excess retirement benefit he would have received had he remained employed for three additional years; (v) all of Mr. Chestnut’s outstanding incentive awards shall become fully vested and, if applicable, fully exercisable; (vi) Mr. Chestnut may require the Company to purchase within five days following his termination any shares of stock or shares purchased upon exercise of any options at a price equal to the fair market value of such shares on the date of purchase by the Company; (vii) payment of outplacement services up to $30,000; and (viii) payment of reasonable moving expenses.

Under the employment agreements between the Company and each of Ms. Elliott, Ms. Samson and Ms. Freeman, if such executive’s employment is terminated by the Company without Cause or by the executive for Good Reason, then the executive is entitled to payment of (i) her salary, perquisites and all other compensation other than bonuses for the greater of the remaining term of her employment agreement and one year and (ii) a bonus, which is required to be an amount equal to the highest annual bonus paid or payable to her in respect of any of the preceding three full fiscal years. These benefits are also payable to Ms. Elliott, Ms. Samson or Ms. Freeman, as the case may be, if her respective employment agreement is not expressly assumed by any acquirer of the Company, whether by purchase, merger, consolidation or otherwise.

Under their respective employment agreements, Ms. Elliott, Ms. Samson and Ms. Freeman are each entitled to provide notice of termination of employment and receive the severance payments and benefits discussed in the immediately preceding paragraph under the following circumstances: (i) if there occurs a Change in Control, and if at the time of such Change in Control, E. Randall Chestnut is not employed by the Company or any of its affiliates; or (ii) if there occurs a Change in Control and if Mr. Chestnut is so employed at the time of such Change in Control and at any time during the 150-day period immediately following the occurrence of such Change in Control, Mr. Chestnut shall no longer be employed by the Company or any of its affiliates for whatever reason.

For these purposes, “Good Reason” generally means a good faith determination by the executive that, without the executive’s consent, any one or more of the following events or conditions has occurred:

•	the assignment to the executive of any duties inconsistent with the executive’s position, authority, duties or responsibilities;

•	a material reduction by the Company of the executive’s base salary or an adverse change in the eligibility requirements or performance criteria under any bonus, incentive or compensation plan, program or arrangement;

•	any failure to pay the executive any compensation or benefits to which the executive is entitled within five days of the date due;

•	with respect to Mr. Chestnut, a failure to increase his base salary at least annually at a percentage of base salary no less than the average percentage increases granted to him during the three fiscal years ended prior to a Change in Control;

•	the Company’s requiring the executive to be based anywhere other than within 50 miles of the executive’s job location (25 miles in the case of Mr. Chestnut), except for reasonably required travel;

•	the failure by the Company to continue in effect any pension, bonus, incentive, stock ownership, purchase, option, life insurance, health, accident disability, or any other employee benefit plan, program or arrangement, in which the executive participates, or the taking of any action by the Company that would adversely affect the executive’s participation or materially reduce the executive’s benefits under any of such plans;

•	the taking of any action by the Company that would materially adversely affect the physical conditions in or under which the executive performs his or her employment duties;

•	the insolvency or the filing of a petition for bankruptcy by the Company;

•	any purported termination of the executive’s employment for Cause by the Company which does not comply with the specified provisions governing a termination for Cause; or

•	any breach by the Company of any material provision of the executive’s employment agreement.

“Change in Control” under the Company’s employment agreements with Ms. Elliott, Ms. Samson and Ms. Freeman generally means (i) any transaction, whether by merger, consolidation, asset sale, tender offer, reserve stock split or otherwise, which results in the acquisition of beneficial ownership by any person or entity or any group of persons or entities acting in concert of 25% or more of the outstanding shares of common stock of the Company; (ii) the sale of all or substantially all of the assets of the Company; or (iii) the liquidation of the Company.

“Change in Control” under the Company’s severance protection agreement with Mr. Chestnut generally means any of the following:

•	an acquisition of any voting securities of the Company by any person immediately after which such person has beneficial ownership of 25% or more of the combined voting power of the Company’s then outstanding voting securities;

•	the individuals who as of the date of the severance protection agreement are members of the board of directors cease to constitute at least a majority of the members of the board, provided that (i) if the election, or nomination for election by the Company’s common shareholders, of any new director was approved by a vote of at least a majority of the incumbent board, such new director shall be considered as a member of the incumbent board, and (ii) no individual shall be considered a member of the incumbent board if such individual initially assumed office as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the board; or

•	approval by shareholders of the Company of:

•	a merger, consolidation or reorganization involving the Company, unless such transaction is a “Non-Control Transaction,” which means a merger, consolidation or reorganization of the Company where:

•	the shareholders of the Company, immediately before such merger, consolidation or reorganization, own immediately following such transaction at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from such transaction in substantially the same proportion as their ownership of the voting securities of the Company immediately before such transaction,

•	the individuals who were members of the incumbent board immediately prior to the execution of the agreement providing for such transaction constitute at least a majority of the members of the board of directors of (i) the surviving corporation or (ii) a corporation beneficially owning a majority of the voting securities of the surviving corporation, and

•	no person other than (i) the Company, (ii) any subsidiary of the Company, (iii) any employee benefit plan maintained by the Company, the surviving corporation or any subsidiary, or (iv) any person who, immediately prior to such merger, consolidation or reorganization, had beneficial ownership of 25% or more of the then outstanding voting securities), has beneficial ownership of 25% or more of the combined voting power of the surviving corporation’s then outstanding voting securities;

•	a complete liquidation or dissolution of the Company; or

•	an agreement for the sale or other disposition of all or substantially all of the assets of the Company to any person (other than a transfer to a subsidiary).

Based upon a hypothetical termination of each named executive officer on March 29, 2009, the last day of the Company’s 2009 fiscal year, by such executive for Good Reason or following a Change in Control or by the Company without Cause (except as set forth in the footnotes below with respect to certain stock and option awards), assuming the existence of the facts discussed above upon which the executives’ receipt of severance benefits is conditioned, estimated severance benefits payable to each named executive officer would be as follows:

	Salary, Bonus and		Accelerated Vesting
Name	Other Benefits		of Stock Awards		Other		Total

E. Randall Chestnut	$2,213,259	(1)	$678,400	(3)	$45,000	(5)	$2,936,659	(6)
Olivia W. Elliott	$246,628	(2)	$14,840	(4)	$—		$261,468
Amy V. Samson	$302,187	(2)	$48,760	(4)	$—		$350,947
Nanci Freeman	$439,976	(2)	$38,160	(4)	$—		$478,136

(1)	Represents salary, bonus, estimated costs of insurance benefits and contributions to the Company’s 401(k) retirement savings plan.

(2)	Represents salary, bonus and estimated costs of other benefits.

(3)	Represents the intrinsic value (the value of the Company’s stock on March 29, 2009) of the unvested stock that would vest.

(4)	Represents the intrinsic value (the value of the Company’s stock on March 29, 2009) of the unvested stock that would vest under the executive’s stock grant agreements upon a change in control.

(5)	Under the terms of Mr. Chestnut’s severance protection agreement, Mr. Chestnut would be entitled to receive up to $30,000 of outplacement services and reasonable moving expenses, estimated to be approximately $15,000.

(6)	Mr. Chestnut’s severance protection agreement also provides that if any payment or benefit to which Mr. Chestnut is entitled pursuant to the agreement gives rise to excise tax liability for Mr. Chestnut under Section 4999 of the Code, a tax gross-up will be provided to him so that he will receive the same after-tax payment as would have been the case if such payment or benefit were not subject to such excise tax. A gross-up payment amount has not been included in this table.

Director Compensation

Through August 2008, each non-employee director was paid an annual cash retainer of $20,000, and committee chairmen and the lead director were paid an additional $4,500 annual cash retainer. Each non-employee director also received a cash fee of $2,500 for each board meeting attended and $2,000 for each committee meeting held other than in conjunction with a board meeting. For each committee meeting held in conjunction with a board meeting, each committee member received a cash fee of $1,000. An additional $2,500 was paid for travel time associated with attending meetings outside the greater Atlanta, Georgia area. Beginning September 2008, each non-employee director was paid an annual retainer of $40,000, with no additional board meeting fees paid. Committee chairmen received annual retainers as follows: lead director and audit committee chairman, $10,000; compensation, nominating and corporate governance and strategic review committee chairmen, $4,500; and capital committee chairman, $2,500. Each non-employee director received a cash fee of $1,000 for each committee meeting attended.

Each non-employee director also received a restricted stock grant in August 2008 of 5,000 shares of Crown Crafts Series A common stock. Directors who are employees of Crown Crafts or its subsidiaries do not receive any compensation for their service as directors.

The following table sets forth information regarding compensation paid to current and former non-employee directors of the Company for fiscal year 2009.

	Fees Earned
	or Paid	Stock	Option	All Other
Name	in Cash(1)	Awards(2)	Awards(3)(4)	Compensation(5)	Total

William T. Deyo, Jr.	$72,625	$6,450	$2,801	$—	$81,876
Sidney Kirschner	$58,729	$6,450	$2,801	$—	$67,980
Joseph Kling	$34,667	$6,450	$—	$—	$41,117
Zenon S. Nie	$94,875	$6,450	$2,801	$—	$104,126
Donald Ratajczak	$75,875	$6,450	$2,801	$—	$85,126
James A. Verbrugge	$16,833	$—	$(1,921)	$23,331	$38,243
Frederick G. Wasserman	$57,167	$6,450	$1,874	$—	$65,491

(1)	Includes fees earned in fiscal year 2009 but paid in fiscal years 2009 and 2010.

(2)	The shares vest in equal installments over a two-year period. The amounts shown do not reflect compensation actually received by each director. The amounts shown represent expense recognized in the Company’s fiscal year 2009 consolidated financial statements in accordance with SFAS 123(R).

(3)	The options vest and become exercisable in equal installments over a two-year period. The amounts shown do not reflect compensation actually received by each director. The amounts shown represent expense recognized in the Company’s fiscal year 2009 consolidated financial statements in accordance with SFAS 123(R), excluding any impact of assumed forfeiture rates.

(4)	As of March 29, 2009, each non-employee director then in office or former non-employee director had the following number of options outstanding: William T. Deyo, Jr., 3,666; Sidney Kirschner, 8,000; Zenon S. Nie, 3,666; Donald Ratajczak, 5,999; and Frederick G. Wasserman, 2,000.

(5)	Represents consulting fees paid by the Company to Dr. Verbrugge following his service as a director.

AUDIT COMMITTEE DISCLOSURE

Report of the Audit Committee

The audit committee of the Company’s board of directors is comprised of three directors, all of whom are independent, as defined by the listing standards of Nasdaq. The board has determined that Donald Ratajczak is an audit committee financial expert within the meaning of regulations adopted by the SEC as a result of his accounting and related financial management expertise and experience. The main function of the audit committee is to ensure that effective accounting policies are implemented and that internal controls are in place to deter fraud, anticipate financial risks and promote accurate and timely disclosure of financial and other material information to the public markets, the board and the stockholders. The audit committee also reviews and recommends to the board the approval of the annual financial statements and provides a forum, independent of management, where the Company’s independent public accountants an communicate any issues of concern. In performing all of these functions, the audit committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management and independent public accountants, which, in their report, express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles.

The audit committee has adopted a formal, written charter, which has been approved by the full board and which specifies the scope of the audit committee’s responsibilities and how it should carry them out. The complete text of the audit committee charter is available on the Company’s website at www.crowncrafts.com.

The audit committee has reviewed and discussed with the Company’s management the audited financial statements of the Company for the fiscal year ended March 29, 2009. The audit committee has discussed with

KPMG LLP, the Company’s independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The audit committee has also received the written disclosures and the letter from KPMG LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent public accountants’ communications with the audit committee concerning independence, and the audit committee has discussed the independence of KPMG LLP with that firm.

Based on the aforementioned review and discussions with management and the Company’s independent public accountants, and subject to the limitations on the role and responsibilities of the audit committee described above, the audit committee recommended to the board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 29, 2009.

This report has been submitted by the audit committee.

Donald Ratajczak (Chairman)
William T. Deyo, Jr.
Joseph Kling

Independent Public Accountants

KPMG LLP currently serves as the Company’s independent public accountants and conducted the audit of the Company’s consolidated financial statements for fiscal year 2009. Appointment of the independent public accountants of the Company is not required to be submitted to a vote of the stockholders of the Company for ratification under the laws of Delaware.

Representatives of KPMG LLP are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

Deloitte & Touche LLP audited the consolidated financial statements of the Company and its subsidiaries as of and for the fiscal years ended March 30, 2008 and April 1, 2007 (collectively, the “Financial Statements”). On September 24, 2008, the Company dismissed Deloitte & Touche LLP as its independent public accountants. The audit committee participated in and approved the decision to change independent public accountants.

Deloitte & Touche LLP’s audit reports on the Financial Statements did not contain any adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with Deloitte & Touche LLP’s audits for the two fiscal years ended March 30, 2008 and April 1, 2007, and the subsequent interim period through September 24, 2008, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its audit reports on the Financial Statements. Additionally, during the two fiscal years ended March 30, 2008 and April 1, 2007, and the subsequent interim period through September 24, 2008, there were no reportable events, as such term is defined in Item 304(a)(1)(v) of Registration S-K.

On September 24, 2008, the Company engaged KPMG LLP as the Company’s new independent public accountants to audit the Company’s consolidated financial statements for the fiscal year ending March 29, 2009. The audit committee approved the Company’s engagement of KPMG LLP.

During the two fiscal years ended March 30, 2008 and April 1, 2007, and the subsequent interim period through September 24, 2008, the Company did not consulted with KPMG LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that KPMG LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of either a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K or the related instructions thereto) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Principal Accountant Fees and Services

The following is a summary of the fees billed to the Company by KPMG LLP and Deloitte & Touche LLP for professional services rendered for the fiscal years ended March 29, 2009 and March 30, 2008:

	KPMG LLP		Deloitte & Touche LLP
Fee Category	Fiscal 2009 Fees	Fiscal 2008 Fees	Fiscal 2009 Fees	Fiscal 2008 Fees

Audit Fees	$138,000	$—	$33,000	$146,800
Audit-related Fees	$40,000	$—	$21,250	$37,175
Tax Fees	$—	$—	$60,755	$61,795
All Other Fees(1)	$9,500	$9,000	$—	$—

Total Fees	$187,500	$9,000	$115,005	$245,770

(1)	Prior to the engagement of KPMG LLP as the Company’s principal accountant, KPMG LLP (Dallas, Texas) performed valuation services in fiscal years 2008 and 2009 related to the Company’s stock option grants. Subsequent to the engagement of KPMG LLP as the Company’s principal accountant, the Company engaged an independent third party to value the fiscal year 2009 grants.

Audit Fees.  Audit fees consist of fees billed for professional services rendered for the audit of the Company’s annual consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by principal accountants in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.  Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax Fees.  Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and local tax compliance and custom and duties tax planning.

All Other Fees.  Other fees consist of fees for products and services other than the services reported above. There were no fees paid to KPMG LLP or Deloitte & Touche LLP in fiscal 2009 or 2008 that are not included in the above classifications.

Pre-Approval Policies and Procedures

All services provided by the principal accountants are subject to pre-approval by the Company’s audit committee. Before granting any approval, the audit committee must receive: (i) a detailed description of the proposed service; (ii) a statement from management as to why they believe KPMG LLP is best qualified to perform the service; and (iii) an estimate of the fees to be incurred. Before granting any approval, the audit committee gives due consideration to whether approval of the proposed service will have a detrimental impact on the independence of the principal accountants.

PROPOSAL 2: APPROVAL OF AMENDMENT TO
CROWN CRAFTS, INC. 2006 OMNIBUS INCENTIVE PLAN

Introduction

The omnibus plan was initially approved by the Company’s stockholders on August 8, 2006. On July 23, 2009, the board of directors unanimously approved, and is submitting to the stockholders for approval at the annual meeting, an amendment to the omnibus plan to increase the aggregate number of shares of Crown Craft Series A common stock subject to award thereunder from 1,200,000 to 1,925,000.

The omnibus plan is intended to attract and retain directors, officers and employees of Crown Crafts and its subsidiaries and to motivate these persons to achieve performance objectives related to the Company’s overall goal of increasing stockholder value. The omnibus plan is designed to comply with Rule 16b-3 under the Exchange Act and, to the extent applicable, with the provisions of Section 409A of the Code.

As of the record date, the Company had granted awards under the omnibus plan in respect of 925,000 shares of Crown Crafts Series A common stock and, as a result, only 275,000 shares of Crown Crafts Series A common stock remain available for award thereunder. If the amendment to the omnibus plan is approved by the stockholders, then the Company will have an additional 725,000 shares of Crown Craft Series A common stock available for award under the omnibus plan. The board of directors believes this increase is necessary so that the Company may continue to use long-term, equity-based compensation to attract, retain and motivate the directors, officers and employees of Crown Crafts and its subsidiaries.

The approval of the amendment to the omnibus plan requires the affirmative vote of a majority of the votes cast at the annual meeting. In the event that the amendment to the omnibus plan is not approved by the stockholders, then the omnibus plan will remain in full force and effect as approved on August 8, 2006.

Summary of the Omnibus Plan

The full text of the omnibus plan, as proposed to be amended, is set forth at Appendix A to this Proxy Statement. The following summary of the omnibus plan is qualified in its entirety by reference to Appendix A.

General.  Awards granted under the omnibus plan may be in the form of qualified or non-qualified stock options, restricted stock, stock appreciation rights (“SARs”), long-term incentive compensation units consisting of a combination of cash and shares of Crown Crafts Series A common stock, or any combination thereof within the limitations set forth in the omnibus plan. The omnibus plan provides that awards may be made for ten years, and the omnibus plan will remain in effect thereafter until all matters relating to the payment of awards and administration of the omnibus plan have been settled.

Administration.  The omnibus plan is administered by the compensation committee. The compensation committee has sole authority to administer and interpret the omnibus plan. The compensation committee, within the terms of the omnibus plan, selects eligible employees and nonemployee directors to participate in the omnibus plan and determines the type, amount and duration of individual awards.

Shares Available.  If the amendment to the omnibus plan is approved by the stockholders, then the aggregate number of shares of Crown Crafts Series A common stock that may be subject to award under the omnibus plan may not exceed 1,925,000 shares, subject to adjustment in certain circumstances to prevent dilution. The shares of Crown Crafts Series A common stock delivered under the omnibus plan are authorized and unissued shares. Shares underlying awards that are canceled, expired, forfeited or terminated shall, in most circumstances, again be available for the grant of additional awards within the limits provided by the omnibus plan.

Eligibility.  The omnibus plan provides for awards to eligible employees of the Company and its subsidiaries and to nonemployee directors of the Company. Because it is generally within the discretion of the compensation committee to determine which participants receive awards and the amount and type of award received, it is not possible at the present time to determine the amount of awards or the number of individuals to whom awards will be made under the omnibus plan. The executive officers of the Company named in this proxy statement in the table under the caption “Executive Compensation — Executive Officers” are among the employees who would be eligible to receive awards under the omnibus plan. The Company is not obligated to make any future awards under the omnibus plan and does not have any plans, proposals or arrangements, written or otherwise, to make any such awards.

Stock Options.  Subject to the terms and provisions of the omnibus plan, options to purchase Crown Crafts Series A common stock may be granted to participants at any time and from time to time as shall be determined by the compensation committee. Such options may be “incentive stock options,” as defined in Section 422 of the Code, or “non-qualified options” under the Code. Incentive stock options may only be granted to eligible employees and not to nonemployee directors. The compensation committee has discretion in determining the number of shares of Crown Crafts Series A common stock to be covered by each option granted to the recipient. Each grant of options under the omnibus plan will be evidenced by an option agreement that will specify the exercise price, the duration of the option, the number of shares to which the option pertains, the percentage of the option that becomes exercisable on specified dates in the future and such other provisions as the compensation committee may determine.

The initial exercise price for each option granted under the omnibus plan is determined by the compensation committee in its discretion, provided that the exercise price of any option may not be less than the fair market value of Crown Crafts Series A common stock (as determined pursuant to the omnibus plan) on the date of grant of the option and, in the case of any optionee who owns stock possessing more than 10% of the total combined voting power of all classes of the capital stock of Crown Crafts (within the meaning of Section 422(b)(6) of the Code), 110% of such fair market value with respect to any option intended to qualify as an incentive stock option.

All options granted under the omnibus plan will expire no later than ten years from the date of grant. Subject to the limitations set forth in the omnibus plan, any option may be exercised by payment to the Company of cash or, at the discretion of the compensation committee, by surrender of shares of Crown Crafts Series A common stock owned by the participant (including, if the compensation committee so permits, a portion of the shares as to which the option is then being exercised) or a combination of cash and such shares.

The omnibus plan places limitations on the exercise of options that constitute incentive stock options under certain circumstances upon or after termination of employment and also provides the compensation committee with the discretion to place similar limitations on the exercise of any non-qualified options. Options are nontransferable except by will or in accordance with applicable laws of descent and distribution. The granting of an option does not provide the recipient the rights of a stockholder, and such rights accrue only after the exercise of an option and the payment in full of the exercise price by the optionee for the shares being purchased.

Restricted Stock.  The omnibus plan provides for the award of shares of Crown Crafts Series A common stock which are subject to certain restrictions provided in the omnibus plan or otherwise determined by the compensation committee. Restricted stock awards pursuant to the omnibus plan will be evidenced by a restricted stock grant agreement between the Company and the recipient, specifying the purchase price, if any, paid by the holder for the restricted stock, with such price to be determined by the compensation committee. The restricted stock grant agreement will also set forth any forfeiture provisions regarding the restricted stock, as determined by the compensation committee in its discretion. The holder may sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the restricted stock during the restriction period designated by the compensation committee only in accordance with the specific limitations imposed in the applicable restricted stock grant agreement, by applicable state or federal securities laws or as may be determined by the compensation committee. Certificates representing restricted stock issued pursuant to the omnibus plan will bear all legends required by law and necessary to effectuate the provisions of the omnibus plan and the applicable restricted stock grant agreement. To facilitate the enforcement of the restrictions on the restricted stock, the compensation committee may in its discretion require the holder to deliver such certificates to the Company to be held in escrow until the applicable restriction period has expired.

Long-Term Incentive Compensation Units.  The omnibus plan authorizes the compensation committee to grant awards of “units” to participants. Units will be granted only upon authorization by the compensation committee and the execution and delivery of a unit award agreement, in form and substance satisfactory to the compensation committee, by the participant to whom units are to be granted. Stock or cash underlying units will be distributed only after the end of a performance period of two of more years beginning with the year in which the units are granted. The performance period respecting each grant of units is set by the compensation committee.

There may be more than one unit granted to a unit recipient at any given time and the performance periods may differ. At the time a unit is granted the compensation committee will establish levels of financial performance and other performance objectives to be achieved in each year of the performance period. The compensation committee may adopt one or more performance categories or eliminate all performance categories other than financial performance. Distributions of stock or cash underlying units will be based on the Company’s financial performance with results from other performance categories applied as a factor, not exceeding one, against financial results. The annual financial and other performance results will be averaged over the performance period and translated into percentage factors according to graduated criteria established by the compensation committee for the entire performance period. The resulting percentage factors will determine the percentage of units to be distributed. No distributions will be made if a minimum average percentage of the applicable measurement of performance established by the compensation committee is not achieved for the performance period.

The omnibus plan provides for, in the discretion of the compensation committee, the proration of units in the event of a unit recipient’s death, disability or retirement. In the event of termination of the unit recipient’s status as an eligible employee or member of the board of directors prior to the end of the applicable performance period for any reason other than death, disability or retirement, undistributed units awarded for such performance period will be immediately forfeited.

A unit recipient will have no rights as a stockholder of the Company with respect to any units until the distribution of shares of Crown Crafts Series A common stock in connection therewith, other than receipt of dividends credited to the unit recipient’s account for units awarded and not distributed, calculated according to the terms of the omnibus plan.

Stock Appreciation Rights.  The compensation committee in its discretion may grant SARs under the omnibus plan. SARs will be granted only pursuant to a SAR agreement, which shall provide for an expiration date not later than ten years after the date such SAR is granted. A SAR will entitle the holder to receive from the Company an amount equal to the excess, if any, of the aggregate fair market value of Crown Crafts Series A common stock which is the subject of the SAR over its “base value,” defined as the fair market value of such stock on the date of issuance of the SAR.

The Company will pay the amount to which the SAR recipient exercising the SAR is entitled in cash. A SAR recipient may designate a beneficiary to receive cash otherwise payable to the SAR recipient in the event of the SAR recipient’s death.

Effect of Change in Control.  Awards under the omnibus plan are generally subject to special provisions upon the occurrence of a “change in control” (as defined in the omnibus plan) transaction with respect to the Company. Under the omnibus plan, upon the occurrence of a change in control any outstanding stock options, SARs or other equity awards under the omnibus plan will generally become fully vested and exercisable and, in certain cases, paid to the participant, unless the agreement entered into with respect to such equity award provides otherwise. Payments under awards that become subject to the excess parachute tax rules may be reduced under certain circumstances.

Federal Income Tax Consequences

The following description of federal income tax consequences is based on current statutes, regulations and interpretations. The description does not address state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to an individual participant who receives an award under the omnibus plan.

Incentive Options.  There will not be any federal income tax consequences to either the optionee or the Company as a result of the grant of an incentive stock option under the omnibus plan. The exercise by an optionee of an incentive stock option also will not result in any federal income tax consequences to the Company or the optionee, except that (i) an amount equal to the excess of the fair market value of the shares acquired upon exercise of the incentive stock option, determined at the time of exercise, over the amount paid for the shares by the optionee will be includable in the optionee’s alternative minimum taxable income for purposes of the alternative minimum tax, and (ii) the optionee may be subject to an additional excise tax if any amounts are treated as excess parachute payments, as discussed below. Special rules will apply if previously acquired shares of Crown Crafts Series A common stock are permitted to be tendered in payment of an option exercise price or if shares otherwise to be received pursuant to the exercise of such option are used for such purpose.

If the optionee disposes of the shares of Crown Crafts Series A common stock acquired upon exercise of the incentive stock option, the federal income tax consequences will depend upon how long the optionee has held the shares. If the optionee does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised and the shares were transferred to the optionee, then the optionee will recognize a long-term capital gain or loss. The amount of the long-term capital gain or loss will be equal to the difference between (i) the amount the optionee realized on disposition of the shares and (ii) the option price at which the optionee acquired the shares. The Company would not be entitled to any compensation expense deduction under these circumstances.

If the optionee does not satisfy both of the above holding period requirements (a “disqualifying disposition”), then the optionee will be required to report as ordinary income, in the year the shares are disposed of, the amount by which (i) the lesser of (a) the fair market value of the shares at the time of exercise of the incentive stock option (or, for directors, officers or greater than 10% stockholders of the Company, generally the fair market value of the shares six months after the date of exercise, unless such persons file an election under Section 83(b) of the Code within 30 days of exercise) or (b) the amount realized on the disposition of the shares, exceeds (ii) the option price for the shares. The Company will be entitled to a compensation expense deduction in an amount equal to the ordinary income includable in the taxable income of the optionee (as such deduction may be limited by certain provisions of the Code). The remainder of the gain recognized on the disposition, if any, or any loss recognized on the disposition, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

Non-qualified Options.  Neither the optionee nor the Company incurs any federal income tax consequences as a result of the grant of a non-qualified option. Upon exercise of a non-qualified option, an optionee will recognize ordinary income, subject, in the case of employees, to payroll tax withholding and reporting requirements, on the “includability date” in an amount equal to the difference between (i) the fair market value of the shares purchased, determined on the includability date; and (ii) the consideration paid for the shares. The includability date generally will be the date of exercise of the non-qualified option. However, the includability date for participants who are officers, directors or greater than 10% stockholders of the Company will generally occur six months later, unless such persons file an election under Section 83(b) of the Code within 30 days of the date of exercise to include as ordinary income the amount realized upon exercise of the non-qualified option. The optionee may be subject to an additional excise tax if any amounts are treated as excess parachute payments, as discussed below. Special rules will apply if previously acquired shares of Crown Crafts Series A common stock are permitted to be tendered in payment of an option exercise price or if shares otherwise to be received pursuant to the exercise of such option are used for such purpose.

At the time of a subsequent sale or disposition of any shares of Crown Crafts Series A common stock obtained upon exercise of a non-qualified option, any gain or loss will be a capital gain or loss. Such capital gain or loss will be long-term capital gain or loss if the sale or disposition occurs more than one year after the includability date and short-term capital gain or loss if the sale or disposition occurs one year or less after the includability date.

In general, the Company will be entitled to a compensation expense deduction in connection with the exercise of a non-qualified option for any amounts includable in the taxable income of the optionee as ordinary income (as such deduction may be limited by certain provisions of the Code).

Restricted Stock Awards.  With respect to shares issued pursuant to a restricted stock award that is not subject to a substantial risk of forfeiture, a holder will recognize ordinary income, subject, in the case of employees, to payroll tax withholding and reporting requirements, in the year of receipt an amount equal to the fair market value of the shares received on the date of receipt. With respect to shares that are subject to a substantial risk of forfeiture, a holder may file an election under Section 83(b) of the Code within 30 days after receipt to recognize ordinary income, subject, in the case of employees, to payroll tax withholding and reporting requirements, in the year of receipt an amount equal to the fair market value of the shares received on the date of receipt (determined as if the shares were not subject to any risk of forfeiture). If a Section 83(b) election is made, the holder will not recognize any additional income when the restrictions on the shares issued in connection with the restricted stock award lapse. The Company will receive a corresponding tax deduction for any amounts includable in the taxable income of the holder as ordinary income (as such deduction may be limited by certain provisions of the Code). At the time any such shares are sold or disposed of, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date of receipt of the restricted stock award.

A holder who does not make a Section 83(b) election within 30 days of the receipt of a restricted stock award that is subject to a risk of forfeiture will recognize ordinary income, subject, in the case of employees, to payroll tax withholding and reporting requirements, at the time of the lapse of the restrictions in an amount equal to the then fair market value of the shares free of restrictions. The Company will receive a corresponding tax deduction for any amounts includable in the taxable income of the holder as ordinary income (as such deduction may be limited by certain provisions of the Code). At the time of a subsequent sale or disposition of any shares of Crown Crafts Series A common stock issued in connection with a restricted stock award as to which the restrictions have lapsed, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date the restrictions lapse. Any dividends received by a holder with respect to unvested shares will, unless such holder has made a valid Section 83(b) election, constitute compensation income (for which the Company generally will be entitled to a corresponding tax deduction) subject to the holder’s ordinary income tax rates and, in the case of employees, to payroll tax withholding and reporting by the Company.

Units.  Any cash and the fair market value of any Crown Crafts Series A common stock received as payment in respect of units will generally constitute ordinary income to the unit recipient upon receipt, subject, in the case of employees, to payroll tax withholding and reporting requirements. The Company will be entitled to an income tax deduction corresponding to the ordinary income recognized by the unit recipient (as such deduction may be limited by certain provisions of the Code).

SARs.  A participant who is granted SARs under the omnibus plan will not realize any taxable income upon the grant of such SAR, and the Company will not be entitled to any deduction for income tax purposes at such time. However, when the SAR Recipient exercises a SAR, the amount of cash paid by the Company is taxable to the SAR recipient as ordinary income, subject, in the case of employees, to payroll tax withholding and reporting requirements. The Company will be entitled to a corresponding deduction for the taxable year in which the SAR is exercised (as such deduction may be limited by certain provisions of the Code).

Excise Tax on Parachute Payments.  Section 4999 of the Code imposes an excise tax on “excess parachute payments,” as defined in Section 280G of the Code. Generally, parachute payments are payments in the nature of compensation to employees or independent contractors who are also officers, stockholders or highly-compensated individuals, where such payments are contingent on a change in ownership or control of the stock or assets of the paying corporation. In addition, the payments generally must be substantially greater in amount than the recipient’s regular annual compensation. Under certain circumstances the grant, vesting, acceleration or exercise of awards pursuant to the omnibus plan could be treated as contingent on a change in ownership or control for purposes of determining the amount of a participant’s parachute payments.

In general, the amount of a parachute payment (some portion of which may be deemed to be an “excess parachute payment”) would be the cash or the fair market value of the property received (or to be received) less the amount paid for such property. If a participant were found to have received an excess parachute payment, he or she would be subject to a special nondeductible 20% excise tax on the amount thereof, and the Company would not be allowed to claim any deduction with respect thereto. Under the provisions of the omnibus plan, the Company may reduce the amount of payments to be made to a participant to the extent necessary to avoid that result.

Million Dollar Deduction Limit.  Section 162(m) of the Code limits the tax deduction a public company may take with respect to compensation in excess of $1,000,000 that is paid to certain executive officers of the company, including the chief executive officer and the company’s four other most highly compensated officers. Under the provisions of the omnibus plan, the Company may reduce the amount of payments to be made to a participant in a particular year to the extent necessary to avoid the deductibility limits of Section 162(m). In such event, the amount by which the payments in a particular year were reduced will be paid to the participant in the following year if the payment of such amounts would not cause the Company’s compensation deduction in that year to be limited by the provisions of Section 162(m).

Excise Tax on Deferred Compensation.  Section 409A of the Code provides for the imposition of an excise tax and interest on service providers in the case of certain deferrals of compensation that do not comply with the statute’s requirements. The Company intends and anticipates that awards under the omnibus plan will not be subject to the requirements of Section 409A because awards generally will be payable as soon as administratively practicable after the award becomes vested, thus avoiding a deferral of compensation, or otherwise will not provide for compensation deferral. However, to the extent that Section 409A does apply to an award, the omnibus plan will be interpreted, operated and administered consistent with the Company’s intent that participants not be subject to the imposition of excise tax and interest, and any inconsistent provision of an award agreement will be deemed to be modified as the compensation committee determines in its sole discretion and without further consent of the affected participant.

Amendment and Termination

The board of directors may, at any time and from time to time, terminate, amend or modify some or all of the provisions of the omnibus plan. However, without the approval of the stockholders of the Company (as may be required by the Code, by Section 16 of the Exchange Act, by any national securities exchange or system on which the shares are then listed or reported or by a regulatory body having jurisdiction with respect hereto) no such termination, amendment or modification may: (i) materially increase the total number of shares which may be granted under the omnibus plan; (ii) materially modify the requirements as to eligibility for participation in the omnibus plan; or (iii) materially increase the benefits accruing to participants under the omnibus plan.

No termination, amendment or modification of the omnibus plan may in any manner adversely affect any award previously granted under the omnibus plan, without the written consent of the recipient.

Equity Compensation Plans

The following table sets forth information regarding shares of Crown Crafts Series A common stock that may be issued upon the exercise of options, warrants and other rights granted under all of the Company’s existing equity compensation plans as of March 29, 2009.

	Number of Securities	Weighted-Average	Number of Securities
	to be Issued upon	Exercise Price of	Remaining Available
	Exercise of	Outstanding	for Future Issuance
	Outstanding Options,	Options, Warrants	under Equity
Plan Category	Warrants and Rights	and Rights	Compensation Plans

Equity compensation plans approved by security holders:
2006 Omnibus Incentive Plan	516,000	$3.51	275,000

Recommendation of the Board of Directors

The board of directors unanimously recommends a vote FOR the approval of the amendment to the omnibus plan. Proxies will be voted FOR the approval of the amendment to the omnibus plan unless otherwise specified.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, based upon publicly-filed documents, regarding the number and percentage of shares of Crown Crafts Series A common stock that are deemed to be “beneficially owned” under the rules of the SEC, as of the record date, by (i) each director of the Company, (ii) the current executive officers of the Company named in the Summary Compensation Table included elsewhere herein, (iii) all executive officers and directors as a group, and (iv) all persons known to the Company who may be deemed beneficial owners of more than 5% of the outstanding shares of Crown Crafts Series A common stock. An asterisk indicates beneficial ownership of less than 1%. Unless otherwise specified in the footnotes, the stockholder has sole voting and dispositive power over the shares of Crown Crafts Series A common stock beneficially held.

	Number of
	Shares	Percentage of
	Beneficially	Outstanding
Name	Owned(1)	Shares

Wynnefield Partners Small Cap Value, L.P.	1,521,385	16.5%
450 Seventh Avenue, Suite 509 New York, New York 10123
E. Randall Chestnut(2)	706,102	7.5%
Wellington Trust Company, NA	523,368	5.7%
c/o Wellington Management Company, LLP 75 State Street Boston, Massachusetts 02109
Nanci Freeman(3)	326,060	3.5%
Amy V. Samson(4)	214,862	2.3%
Olivia W. Elliott(5)	38,500	*
Zenon S. Nie(6)	65,292	*
Donald Ratajczak(7)	57,151	*
William T. Deyo, Jr.(8)	23,000	*
Sidney Kirschner(9)	23,000	*
Frederick G. Wasserman(10)	6,000	*
Joseph Kling	5,000	*
All executive officers and directors as a group (10 persons)	1,464,967	15.3%

(1)	The number of shares beneficially owned and the percentage of ownership includes all options to acquire shares of Series A common stock that may be exercised within 60 days of June 12, 2009.

(2)	Includes 546,102 shares of Series A common stock owned individually by Mr. Chestnut and options to purchase 160,000 shares of Series A common stock.

(3)	Includes 208,500 shares of Series A common stock owned individually by Ms. Freeman, 10,250 shares owned by her husband, 60 shares owned by her minor children, options owned by Ms. Freeman to purchase 53,750 shares of Series A common stock and options owned by her husband to purchase 53,500 shares of Series A common stock.

(4)	Includes 163,612 shares of Series A common stock owned individually by Ms. Samson and options to purchase 51,250 shares of Series A common stock.

(5)	Includes 27,000 shares owned individually by Ms. Elliott, 1,000 shares owned by her husband and options to purchase 10,500 shares of Series A common stock.

(6)	Includes 62,626 shares of Series A common stock owned individually by Mr. Nie and options to purchase 2,666 shares of Series A common stock.

(7)	Includes 52,152 shares of Series A common stock owned individually by Dr. Ratajczak and options to purchase 4,999 shares of Series A common stock.

(8)	Includes 20,334 shares of Series A common stock owned individually by Mr. Deyo and options to purchase 2,666 shares of Series A common stock.

(9)	Includes 16,000 shares of Series A common stock owned individually by Mr. Kirschner and options to purchase 7,000 shares of Series A common stock.

(10)	Includes 5,000 shares of Series A common stock owned individually by Mr. Wasserman and options to purchase 1,000 shares of Series A common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of the common stock of the Company to file with the SEC initial reports of ownership and reports of changes in ownership of the common stock. They are also required to furnish the Company with copies of all Section 16(a) forms they file with the SEC.

To the Company’s knowledge, based solely on its review of the copies of such reports furnished to it and written representations that no other reports were required, during the fiscal year ended March 29, 2009, all of the Company’s officers, directors and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements.

OTHER MATTERS

The board does not contemplate bringing before the annual meeting any matter other than those specified in the accompanying Notice of Annual Meeting of Stockholders, nor does it have information that other matters will be presented at the annual meeting. If other matters come before the annual meeting, signed proxies will be voted upon such questions in accordance with the best judgment of the persons acting under the proxies.

ADDITIONAL INFORMATION

Where You Can Find More Information

Crown Crafts is delivering with this proxy statement a copy of its Annual Report on Form 10-K for the year ended March 29, 2009. Crown Crafts files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, statements or other information at the SEC’s Public Reference Room at Station Place, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The Company’s SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Upon receipt of a written request, the Company will, without charge, provide any stockholder a copy of the Company’s annual report, including financial statements and the footnotes thereto. Copies of exhibits to the annual report are also available upon specific request and payment of a reasonable charge for reproduction. Such requests should be directed to the corporate secretary of Crown Crafts at the following address: Crown Crafts, Inc., P.O. Box 1028, Gonzales, Louisiana 70707, Attn.: Corporate Secretary.

Stockholder Proposals

Under SEC rules, a stockholder who intends to present a proposal, including the nomination of directors, at the Company’s 2010 annual meeting of stockholders and who wishes to have the proposal included in the proxy statement for that meeting must submit the proposal to the Company’s corporate secretary. The proposal must be received no later than March 5, 2010 and must otherwise comply with applicable SEC rules for inclusion in the Company’s 2010 proxy statement.

Stockholders who wish to propose a matter for action at the 2010 annual meeting, including the nomination of directors, but who do not wish to have the proposal included in the proxy statement, must notify Crown Crafts in writing of the information required by the provisions of the Company’s bylaws relating to stockholder proposals. Under the Company’s bylaws, for proposed business to be considered at such meeting, a stockholder must notify the Company’s corporate secretary in writing not less than 90 days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting, of any proposals.

Stockholder proposals may be submitted to the corporate secretary of Crown Crafts at the following address: Crown Crafts, Inc., P.O. Box 1028, Gonzales, Louisiana 70707, Attn.: Corporate Secretary.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. It is anticipated that a number of brokers with account holders who are stockholders of the Company will be householding the Company’s proxy materials. If you receive notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker or notify us by sending a written request to Crown Crafts, Inc., P.O. Box 1028, Gonzales, Louisiana 70707, Attn.: Corporate Secretary.

Appendix A

CROWN CRAFTS, INC.
2006 OMNIBUS INCENTIVE PLAN
(As Amended August 11, 2009)

THIS IS THE 2006 OMNIBUS INCENTIVE PLAN (“Plan”) of Crown Crafts, Inc., a Delaware corporation (the “Corporation” or the “Company”), under which ISOs and Non-Qualified Options to acquire shares of the Stock, Restricted Stock, Stock Appreciation Rights and/or Units may be granted from time to time to Eligible Employees of the Corporation and of any of its subsidiaries (the “Subsidiaries”) and to Nonemployee Directors, subject to the following provisions:

ARTICLE I

DEFINITIONS

The following terms shall have the meanings set forth below. Additional terms defined in this Plan shall have the meanings ascribed to them when first used herein.

Affiliate.  Any entity that would be treated as an “affiliate” of the Company for purposes of Rule 12b-2 under the 1934 Act.

Board.  The Board of Directors of the Corporation.

Cause.  A termination by the Corporation or a Subsidiary of an Eligible Employee’s employment by the Corporation or the Subsidiary in connection with the good faith determination of the Board or the Board of Directors of the Subsidiary, as applicable, that the Eligible Employee (i) has been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony under Federal or state law, (ii) has engaged in willful gross misconduct in the performance of the Eligible Employee’s duties to the Company or the Subsidiary or (iii) has committed a material breach of any written agreement with the Company or the Subsidiary with respect to confidentiality, noncompetition, nonsolicitation or similar restrictive covenant. In the event that an Eligible Employee is a party to an employment agreement with the Company or any Subsidiary that defines a termination on account of “Cause” (or a term having similar meaning), such definition shall apply as the definition of a termination on account of “Cause” for purposes hereof, but only to the extent that such definition provides the Eligible Employee with greater rights. A termination on account of Cause shall be communicated by written notice to the Eligible Employee and shall be deemed to occur on the date such notice is delivered to the Eligible Employee.

Change in Control.  A “Change in Control” shall be deemed to have occurred upon:

(i) the occurrence of an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of a percentage of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Company Voting Securities”) (but excluding (1) any acquisition directly from the Company (other than an acquisition by virtue of the exercise of a conversion privilege of a security that was not acquired directly from the Company), (2) any acquisition by the Company or an Affiliate and (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate) that is thirty percent (30%) or more of the Company Voting Securities;

(ii) at any time during a period of two (2) consecutive years or less, individuals who at the beginning of such period constitute the Board (and any new directors whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason (except for Death, Disability or Retirement) to constitute a majority thereof;

(iii) the consummation of a merger, consolidation, reorganization or similar corporate transaction, whether or not the Company is the surviving company in such transaction, other than a merger, consolidation, or reorganization that would result in the Persons who are beneficial owners of the Company Voting Securities outstanding immediately prior thereto continuing to beneficially own, directly or indirectly, in substantially the same proportions, at least fifty percent (50%) of the combined voting power of the Company Voting Securities (or the voting securities of the surviving entity) outstanding immediately after such merger, consolidation or reorganization;

(iv) the sale or other disposition of all or substantially all of the assets of the Company;

(v) the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or

(vi) the occurrence of any transaction or event, or series of transactions or events, designated by the Board in a duly adopted resolution as representing a change in the effective control of the business and affairs of the Company, effective as of the date specified in any such resolution.

Code.  The Internal Revenue Code of 1986, as amended, or any successor thereto, together with the rules and regulations promulgated thereunder.

Committee.  The Compensation Committee of the Board.

Common Stock.  The Series A Common Stock, $0.01 par value per share, of the Corporation.

Death.  The date of death of a Participant who has received Rights as established by the relevant death certificate.

Disability.  The date on which a Participant who has received Rights becomes permanently and totally disabled within the meaning of Section 22(e)(3) of the Code, which shall be determined by the Committee on the basis of such medical or other evidence as it may reasonably require or deem appropriate.

Effective Date.  The date as of which this Plan is effective, which shall be the date it is adopted by the Board.

Eligible Employees.  Those individuals who meet all of the following eligibility requirements:

(i) Such individual must be a full-time employee of the Corporation or a Subsidiary. For this purpose, an individual shall be considered to be an “employee” only if there exists between the Corporation or a Subsidiary and the individual the legal and bona fide relationship of employer and employee. In determining whether such relationship exists, the regulations of the United States Treasury Department relating to the determination of such relationship for the purpose of collection of income tax at the source on wages shall be applied.

(ii) If the Registration shall not have occurred, such individual must have such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the investment involved in the receipt and/or exercise of a Right.

(iii) Such individual, being otherwise an Eligible Employee under the foregoing items, shall have been selected by the Committee as a person to whom a Right or Rights shall be granted under the Plan.

Fair Market Value.  With respect to the Corporation’s Common Stock, the market price per share of such Common Stock determined by the Committee, consistent with the requirements of Section 422 of the Code and to the extent consistent therewith, as follows, as of the date specified in the context within which such term is used:

(i) if the Common Stock is traded on a national securities exchange on the date in question, then the Fair Market Value will be equal to the closing price reported by the applicable composite-transactions report for such date;

(ii) if the Common Stock is traded over-the-counter on the date in question and is classified as a national market issue, then the Fair Market Value will be equal to the last transaction price quoted by the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), National Market System (“NMS”) prior to the date in question;

(iii) if the Common Stock was traded over-the-counter on the date in question but was not classified as a national market issue, then the Fair Market Value will be equal to the average of the last reported representative bid and asked prices quoted by the NASDAQ for such date; and

(iv) if none of the foregoing provisions is applicable, then the Fair Market Value will be determined by the Committee in good faith on such basis as it deems appropriate, subject to the approval of the Board, and the Committee shall maintain a written record of its method of determining Fair Market Value.

ISO.  Any Option that both (i) qualifies as an “incentive stock option” as defined in Section 422 of the Code and (ii) is designated by the Committee as an ISO.

Nonemployee Director.  A member of the Board who is not an employee of the Corporation or a Subsidiary at the time a Right is granted to such Board member hereunder.

Non-Qualified Option.  Any Option granted under Article III whether designated by the Committee as a Non-Qualified Option or otherwise, other than an Option designated by the Committee as an ISO, or any Option so designated but which, for any reason, fails to qualify as an ISO pursuant to Section 422 of the Code and the rules and regulations thereunder.

Option Agreement.  The agreement between the Corporation and an Optionee with respect to Options granted to such Optionee, including such terms and provisions as are necessary or appropriate under Article III.

Options.  ISOs and Non-Qualified Options are collectively referred to herein as “Options”; provided, however, whenever reference is specifically made only to ISOs or Non-Qualified Options, such reference shall be deemed to be made to the exclusion of the other.

Participant.  An Eligible Employee or a Nonemployee Director who is selected by the Committee to participate in the Plan.

Plan Pool.  A total of 1,925,000 shares of authorized, but unissued, Common Stock, as adjusted pursuant to Section 2.3(b), which shall be available as Stock under this Plan.

Registration.  The registration by the Corporation under the 1933 Act and applicable state “Blue Sky” and securities laws of this Plan, the offering of Rights under this Plan, the offering of Stock under this Plan, and/or the Stock acquirable under this Plan.

Repricing.  The Company or the Committee (i) amending the terms of an outstanding Right to lower its exercise price; (ii) taking any other action that is treated as repricing under generally accepted accounting principles; or (iii) taking any other action that is treated as repricing under any applicable rule of the NASDAQ or any national securities exchange on which the Common Stock is listed or reported.

Restricted Stock.  The Stock which a Holder shall be awarded with restrictions when, as, in the amounts and with the restrictions described in Article IV.

Restricted Stock Grant Agreement.  The agreement between the Corporation and a Holder with respect to Rights to Restricted Stock, including such terms and provisions as are necessary or appropriate under Article IV.

Retirement.  The termination of an Eligible Employee’s employment under conditions which would constitute “normal retirement” or “early retirement” under any tax qualified retirement plan maintained by the Corporation or a Subsidiary; the termination of an Eligible Employee’s employment after attaining age 65 (except in the case of a termination for Cause); or the voluntary termination of a Nonemployee Director’s membership on the Board.

Rights.  The rights to exercise, purchase or receive the Options, Restricted Stock, Units and SARs described herein.

Rights Agreement.  An Option Agreement, a Restricted Stock Grant Agreement, a Unit Agreement or an SAR Agreement.

SAR.  The Right of an SAR Recipient to receive cash when, as and in the amounts described in Article VI.

SAR Agreement.  The agreement between the Corporation and an SAR Recipient with respect to the SAR awarded to the SAR Recipient, including such terms and conditions as are necessary or appropriate under Article VI.

SEC.  The Securities and Exchange Commission.

Stock.  The shares of Common Stock in the Plan Pool available for issuance pursuant to the valid exercise of a Right or on which the cash value of a Right is to be based.

Tax Withholding Liability.  All federal and state income taxes, social security tax, and any other taxes applicable to the compensation income arising from the transaction required by applicable law to be withheld by the Corporation.

Transfer.  The sale, assignment, transfer, conveyance, pledge, hypothecation, encumbrance, loan, gift, attachment, levy upon, assignment for the benefit of creditors, or any other form of transfer of a share of Stock or of a Right, including any transfer by operation of law, by will or descent and distribution, by a qualified domestic relations order, property settlement or maintenance agreement, or by result of the bankruptcy laws.

Units.  The Right of a Unit Recipient to receive a combination of cash and Stock as described in Article V.

Unit Agreement.  The agreement between the Corporation and Unit Recipient with respect to the award of Units to the Unit Recipient, including such terms and conditions as are necessary or appropriate under Article V.

1933 Act.  The Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

1934 Act.  The Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

ARTICLE II

GENERAL

Section 2.1.  Purpose.

The purposes of this Plan are (i) to encourage and motivate employees and directors to contribute to the successful performance of the Corporation and its Subsidiaries and the growth of the market value of the Corporation’s Common Stock; (ii) to achieve a unity of purpose between such employees and directors in the achievement of the Corporation’s primary long-term performance objectives; and (iii) to retain such employees and directors by rewarding them with potentially tax-advantageous future compensation. These objectives will be promoted through the granting of Rights to designated Participants pursuant to the terms of this Plan.

Section 2.2.  Administration.

(a) The Plan shall be administered by the Committee. Subject to the provisions of Rule 16b-3(d) under the 1934 Act, the Committee may designate any officers or employees of the Corporation or any Subsidiary to assist in the administration of the Plan, to execute documents on behalf of the Committee and to perform such other ministerial duties as may be delegated to them by the Committee.

(b) Subject to the provisions of the Plan, the determinations and the interpretation and construction of any provision of the Plan by the Committee shall be recommended to the Board for approval, and when so approved by the Board shall be final and conclusive upon persons affected thereby. By way of illustration and not of limitation, the Committee shall have the discretion, subject to the approval by the Board;

(i) to construe and interpret the Plan and all Rights granted hereunder and to determine the terms and provisions (and amendments thereof) of the Rights granted under the Plan (which need not be identical);

(ii) to define the terms used in the Plan and in the Rights granted hereunder;

(iii) to prescribe, amend and rescind the rules and regulations relating to the Plan;

(iv) to determine the Participants to whom and the time or times at which such Rights shall be granted, the time or times or event or events upon which such Rights shall vest and become exercisable, the number of shares of Stock, as and when applicable, to be subject to each Right, the exercise price(s) or other relevant purchase price(s) or value(s) pertaining to a Right, and the determination of leaves of absence which may be granted to Eligible Employees without constituting a termination of their employment for the purposes of the Plan; and

(v) to make all other determinations and interpretations necessary or advisable for the administration of the Plan.

(c) Notwithstanding the foregoing, or any other provision of this Plan, the Committee will have no authority to determine any matters, or exercise any discretion, to the extent that the power to make such determinations or to exercise such discretion would cause the loss of exemption under Rule 16b-3 under the 1934 Act of any grant or award hereunder.

(d) It shall be in the discretion of the Committee, subject to approval by the Board, to grant Options to purchase shares of Stock which qualify as ISOs under the Code or which will be given tax treatment as Non-Qualified Options. Any Options granted which fail to satisfy the requirements for ISOs shall become Non-Qualified Options.

(e) The intent of the Corporation is to effect the Registration. In such event, the Corporation shall make available to Participants receiving Rights and/or shares of Stock in connection therewith all disclosure documents required under such federal and state laws. If such Registration shall not occur, the Committee shall be responsible for supplying the recipient of a Right and/or shares of Stock in connection therewith with such information about the Corporation as is contemplated by the federal and state securities laws in connection with exemptions from the registration requirements of such laws, as well as providing the recipient of a Right with the opportunity to ask questions and receive answers concerning the Corporation and the terms and conditions of the Rights granted under this Plan. In addition, if such Registration shall not occur, the Committee shall be responsible, subject to approval by the Board, for determining the maximum number of Participants and the suitability of particular persons to be Participants in order to comply with applicable federal and state securities statutes and regulations governing such exemptions.

(f) In determining the Participants to whom Rights may be granted and the number of shares of Stock to be covered by each Right, the Committee and the Board shall take into account the nature of the services rendered by such Participants, their present and potential contributions to the success of the Corporation and/or a Subsidiary and such other factors as the Committee and the Board shall deem relevant. A Participant who has been granted a Right under this Plan may be granted an additional Right or Rights under this Plan having the same or different terms and conditions if the Committee and the Board shall so determine. If pursuant to the terms of this Plan, or otherwise in connection with this Plan, it is necessary that the percentage of stock ownership of a Participant be determined, the ownership attribution provisions set forth in Section 424(d) of the Code shall be controlling.

(g) The granting of Rights pursuant to this Plan is in the exclusive discretion of the Board, and until the Board acts, no individual shall have any rights under this Plan. The terms of this Plan shall be interpreted in accordance with this intent.

(h) Notwithstanding anything to the contrary in this Plan, unless and except to the extent otherwise approved by the shareholders of the Corporation, Repricing of Rights granted under this Plan shall not be permitted.

Section 2.3.  Stock Available For Rights.

(a) Shares of Stock shall be subject to, or underlying, grants of Options, Restricted Stock, SARs and Units under this Plan. The total number of shares of Stock for which, or with respect to which, Rights may be granted (including the number of shares of Stock in respect of which SARs and Units may be granted) under this Plan shall be those designated in the Plan Pool. In the event that a Right granted under this Plan to any Participant expires or is terminated unexercised as to any shares of Stock covered thereby, such shares thereafter shall be deemed available in the Plan Pool for the granting of Rights under this Plan; provided, however, if the expiration or termination date of a Right is beyond the term of existence of this Plan as described in Section 7.3, then any shares of Stock covered by unexercised or terminated Rights shall not reactivate the existence of this Plan and therefore shall not be available for additional grants of Rights under this Plan.

(b) If the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of securities as a result of a stock split, reverse stock split, stock dividend, recapitalization, merger, share exchange acquisition, combination or reclassification, then appropriate proportionate adjustments will be made in: (i) the aggregate number and/or kind of shares of Stock in the Plan Pool that may be issued pursuant to the exercise of, or that are underlying, Rights granted hereunder; (ii) the exercise or other purchase price or value pertaining to, and the number and/or kind of shares of Stock called for with respect to, or underlying, each outstanding Right granted hereunder; and (iii) other rights and matters determined on a per share basis under this Plan or any Rights Agreement. Any such adjustments will be made only by the Committee, subject to approval by the Board, and when so approved will be effective, conclusive and binding for all purposes with respect to this Plan and all Rights then outstanding. No such adjustments will be required by reason of (i) the issuance or sale by the Corporation for cash of additional shares of its Common Stock or securities convertible into or exchangeable for shares of its Common Stock, or (ii) the issuance of shares of Common Stock in exchange for shares of the capital stock of any corporation, financial institution or other organization acquired by the Corporation or any Subsidiary in connection therewith.

(c) The grant of a Right pursuant to this Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassification, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

(d) No fractional shares of Stock shall be issued under this Plan for any adjustment under Section 2.3(b).

Section 2.4.  Severable Provisions.

The Corporation intends that the provisions of each of Articles III, IV, V and VI, in each case together with Articles I, II and VII, shall each be deemed to be effective on an independent basis, and that if one or more of such Articles, or the operative provisions thereof, shall be deemed invalid, void or voidable, the remainder of such Articles shall continue in full force and effect.

Section 2.5.  Compliance with Code Section 409A.

It is intended and anticipated that awards of Rights under the Plan will not be subject to the requirements of Code Section 409A because Rights generally will be payable as soon as administratively practicable after the Right becomes vested. However, to the extent that Code Section 409A does apply to an award, the Plan is intended to comply with Code Section 409A, and official guidance issued thereunder, and thus avoid the imposition of any excise tax and interest on any Participant pursuant to Code Section 409A(a)(1)(B). Notwithstanding any provision of the Plan to the contrary, the Plan shall be interpreted, operated and administered consistent with this intent, and any inconsistent provision of any Option Agreement, Restricted Stock Grant Agreement, Unit Agreement or SAR Agreement, as the case may be, shall be deemed to be modified accordingly as the Committee shall determine in its sole discretion and without further consent of the applicable Participant; provided that the Company shall have no liability whatsoever to any Participant or any other person in the event that any Right is determined to be subject to and not in compliance with Code Section 409A.

Section 2.6.  Compliance with Rule 16b-3.

With respect to persons subject to Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of this Plan or action by the Board or the Committee fails so to comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee and the Board.

ARTICLE III

OPTIONS

Section 3.1.  Grant of Options.

(a) The Company may grant Options to Participants as provided in this Article III. Options will be deemed granted pursuant to this Article III only upon (i) authorization by the Committee and (ii) the approval of such grant by the Board. Each Option grant shall be subsequently evidenced as soon as administratively practicable by the execution and delivery of an Option Agreement by the Participant (the “Optionee”) and a duly authorized officer of the Company. The aggregate number of shares of Stock potentially acquirable under all Options granted shall not exceed the total number of shares of Stock remaining in the Plan Pool, less all shares of Stock potentially acquired under, or underlying, all other Rights outstanding under this Plan.

(b) Subject to approval by the Board, the Committee shall designate Options at the time a grant is authorized as either ISOs or Non-Qualified Options; provided that the Company shall have no liability whatsoever to any Participant or any other person in the event that any Option designated as an ISO fails to qualify as such at any time. In accordance with Section 422(d) of the Code, the aggregate Fair Market Value (determined as of the date an ISO is granted) of the shares of Stock as to which an ISO may first become exercisable by an Optionee in a particular calendar year (pursuant to Article III and all other plans of the Company and/or its Subsidiaries) may not exceed $100,000 (the “$100,000 Limitation”). If an Optionee is granted Options in excess of the $100,000 Limitation, or if such Options otherwise become exercisable with respect to a number of shares of Stock which would exceed the $100,000 Limitation, such excess Options shall be Non-Qualified Options.

Section 3.2.  Exercise Price.

Subject to approval by the Board, the initial exercise price of each Option granted under this Plan (the “Exercise Price”) shall be determined by the Committee in its discretion; provided, however, that the Exercise Price of an Option shall not be less than the Fair Market Value of the Common Stock on the date of grant of the Option; and provided, further, that the Exercise Price of an ISO shall not be less than one hundred ten percent (110%) of such Fair Market Value in the case of any Eligible Employee who owns Stock possessing more than ten percent (10%) of the total combined voting power of all classes of the capital stock of the Company within the meaning of Section 422(b)(6) of the Code (a “10% Shareholder”).

Section 3.3.  Terms and Conditions of Options.

(a) All Options must be granted within ten (10) years of the Effective Date.

(b) The Committee, subject to the approval by the Board, may grant ISOs and Non-Qualified Options, either separately or jointly, to an Eligible Employee, but the Committee may not grant ISOs to any Participant who is not an Eligible Employee.

(c) Each grant of Options shall be evidenced by an Option Agreement in form and substance satisfactory to the Committee in its discretion, consistent with the provisions of this Article III.

(d) At the discretion of the Committee, an Optionee, as a condition to the granting of an Option, may be required to execute and deliver to the Company a confidential information agreement approved by the Committee.

(e) Nothing contained in Article III, any Option Agreement or in any other agreement executed in connection with the granting of an Option under this Article III will confer upon any Optionee any right with respect to the continuation of his or her status as an employee of the Company or any of its Subsidiaries or as a member of the Board.

(f) Except as otherwise provided herein, each Option Agreement may specify the period or periods of time within which each Option or portion thereof will first become exercisable (the “Vesting Period”) with respect to the total number of shares of Stock acquirable thereunder and/or the event or events upon the occurrence of which each Option or portion thereof will first become exercisable (the “Vesting Event”). The Vesting Period and the Vesting Event will be fixed by the Committee in its discretion, and may be accelerated or shortened or modified or altered, as applicable, by the Committee in its discretion; provided, however, that the Vesting Period for any portion of each ISO shall be at least one (1) year from the date such Option was granted.

(g) Not less than one hundred (100) shares of Stock may be purchased at any one time through the exercise of an Option unless the number purchased is the total number at that time purchasable under all Options granted to the Optionee.

(h) An Optionee shall have no rights as a shareholder of the Company with respect to any shares of Stock covered by Options granted to the Optionee until payment in full of the Exercise Price by such Optionee for the shares being purchased, along with the Company’s Tax Withholding Liability with respect thereto. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Stock is fully paid for, except as provided in Section 2.3(b).

(i) All shares of Stock obtained pursuant to an Option which qualifies as an ISO shall be held in escrow for a period which ends one (1) year and one (1) day after the issuance of such shares pursuant to the exercise of the ISO. Such shares of Stock shall be held by the Company or its designee. The Optionee who has exercised the ISO shall have all rights of a shareholder, including the rights to vote, receive dividends and sell such shares. The sole purpose of the escrow is to inform the Company of a disqualifying disposition of the shares of Stock acquired within the meaning of Section 422 of the Code, and it shall be administered solely for this purpose.

Section 3.4.  Exercise of Options.

(a) An Optionee other than a Nonemployee Director must be an Eligible Employee at all times from the date of grant until the exercise of the Options granted, except as provided in Section 3.5(b).

(b) An Option may be exercised to the extent then exercisable (i) by giving written notice of exercise to the Company, specifying the number of full shares of Stock to be purchased and, if applicable, accompanied by full payment of the Exercise Price thereof and the amount of the Tax Withholding Liability pursuant to Section 3.4(c); and (ii) by giving assurances satisfactory to the Company that the shares of Stock to be purchased upon such exercise are being purchased for investment and not with a view to resale in connection with any distribution of such shares in violation of the 1933 Act; provided, however, that in the event of the prior occurrence of the Registration or in the event resale of such Stock without such Registration would otherwise be permissible, this second condition will be inoperative if, in the opinion of counsel for the Company, such condition is not required under the 1933 Act or any other applicable law, regulation or rule of any governmental agency.

(c) As a condition to the issuance of the shares of Stock upon full or partial exercise of a Non-Qualified Option, the Optionee will pay to the Company in cash, or in such other form as the Committee may determine in its discretion, the amount of the Company’s Tax Withholding Liability required in connection with such exercise.

(d) The Exercise Price of an Option shall be payable to the Company either (i) in United States dollars, in cash or by check, or money order payable to the order of the Company; or (ii) at the discretion of the Committee and the Board, through the delivery of shares of the Stock owned by the Optionee (including, if the Committee so permits, a portion of the shares of Stock as to which the Option is then being exercised) with a Fair Market Value as of the date of delivery equal to the Exercise Price; or (iii) at the discretion of the Committee and the Board, by a combination of (i) and (ii) above. No shares of Stock shall be delivered until full payment has been made.

Section 3.5.  Term and Termination of Option.

(a) Subject to approval by the Board, the Committee shall determine, and each Option Agreement shall state, the expiration date or dates of each Option, but such expiration date shall be not later than ten (10) years after the date such Option was granted (the “Option Period”). In the event an ISO is granted to a 10% Shareholder, the expiration date or dates of each Option Period shall be not later than five (5) years after the date such Option is granted. Subject to approval by the Board, the Committee may extend the expiration date or dates of an Option Period of any Non-Qualified Option after such date was originally set; provided, however, that such expiration date may not exceed the maximum expiration date described in this Section 3.5(a).

(b) To the extent not previously exercised, each Option will terminate upon the expiration of the Option Period specified in the Option Agreement; provided, however, that, subject to the provisions of Section 3.5(a), each ISO will terminate upon the earlier of: (i) three (3) months after the date that the Optionee ceases to be an Eligible Employee for any reason, other than by reason of Death, Disability or Cause; (ii) one (1) year after the date that the Optionee ceases to be an Eligible Employee by reason of Disability; or (iii) immediately as of the date that the Optionee ceases to be an Eligible Employee by reason of a termination for Cause. The Committee may, subject to approval by the Board, specify other events that will result in the termination of an ISO (including termination of employment by reason of Death). In the case of Non-Qualified Options, the Committee shall have discretion, subject to approval by the Board, to specify what events, if any, will terminate the Option prior to the expiration of the Option Period.

Section 3.6.  Restrictions On Transfer.

An Option granted under Article III may not be Transferred except by will or the laws of descent and distribution and, during the lifetime of the Optionee to whom it was granted, may be exercised only by such Optionee.

Section 3.7.  Stock Certificates.

Certificates representing the Stock issued pursuant to the exercise of Options will bear all legends required by law and necessary to effectuate the provisions hereof. The Company may place a “stop transfer” order against such shares of Stock until all restrictions and conditions set forth in this Article III, the applicable Option Agreement and the legends referred to in this Section 3.7 have been complied with.

Section 3.8.  Amendment and Discontinuance.

The Board may amend, suspend or discontinue the provisions of this Article III at any time or from time to time; provided, however, that no action of the Board will cause ISOs granted under this Plan not to comply with Section 422 of the Code unless the Board specifically declares such action to be made for that purpose; and, provided, further, that no such action may, without the approval of the shareholders of the Company, materially increase (other than by reason of an adjustment pursuant to Section 2.3(b) hereof) the maximum aggregate number of shares of Stock in the Plan Pool, materially increase the benefits accruing to Participants or materially modify eligibility requirements for participation under this Article III. Moreover, but expressly subject to Section 2.5 hereof, no such action may alter or impair any Option previously granted under this Article III without the consent of the applicable Optionee.

ARTICLE IV

RESTRICTED STOCK GRANTS

Section 4.1  Grants of Restricted Stock.

(a) The Company may issue Restricted Stock to Participants as provided in this Article IV. Restricted Stock will be deemed issued only upon (i) authorization by the Committee, (ii) approval by the Board, and (iii) the execution and delivery of a Restricted Stock Grant Agreement by the Participant to whom such Restricted Stock is to be issued (the “Holder”) and a duly authorized officer of the Company. Restricted Stock will not be deemed to have been issued merely upon authorization by the Committee and/or approval by the Board.

(b) Each issuance of Restricted Stock pursuant to this Article IV will be evidenced by a Restricted Stock Grant Agreement between the Company and the Holder in form and substance satisfactory to the Committee in its sole discretion, consistent with this Article IV. Each Restricted Stock Grant Agreement will specify the purchase price per share, if any, paid by the Holder for the Restricted Stock, such amount to be fixed by the Committee and the Board.

(c) Without limiting the foregoing, and as determined by the Committee and the Board, each Restricted Stock Grant Agreement shall set forth the terms and conditions of any forfeiture provisions regarding the Restricted Stock as well as provisions addressing voting rights, dividends, and the escrowing of the Restricted Stock during the period prior to the expiration of such forfeiture provisions.

(d) At the discretion of the Committee, the Holder, as a condition to such issuance, may be required (i) to execute and deliver to the Company a confidential information agreement approved by the Committee and/or (ii) to pay to the Corporation in cash, or in such other form as the Committee may determine in its discretion, the amount of the Corporation’s Tax Withholding Liability required in connection with such issuance.

(e) Nothing contained in this Article IV, any Restricted Stock Grant Agreement or in any other agreement executed in connection with the issuance of Restricted Stock under this Article IV will confer upon any holder any right with respect to the continuation of his or her status as an employee of the Company or any of its Subsidiaries or as a member of the Board.

Section 4.2.  Restrictions on Transfer of Restricted Stock.

(a) Shares of Restricted Stock acquired by a Holder may be Transferred only in accordance with the specific limitations on the Transfer of Restricted Stock imposed pursuant to the applicable Restricted Stock Grant Agreement, by applicable state or federal securities laws, or as set forth below, and subject to certain undertakings of the transferee set forth in Section 4.2(c). All Transfers of Restricted Stock not meeting the conditions set forth in this Section 4.2(a) are expressly prohibited.

(b) Any prohibited Transfer of Restricted Stock is void and of no effect. Should such a Transfer purport to occur, the Company may refuse to carry out the Transfer on its books, attempt to set aside the Transfer, enforce any undertaking or right under this Section 4.2(b), and/or exercise any other legal or equitable remedy.

(c) Any Transfer of Restricted Stock that would otherwise be permitted under the terms of this Plan is prohibited unless the transferee executes such documents as the Company may reasonably require to ensure the Company’s rights under a Restricted Stock Grant Agreement and this Article IV are adequately protected with respect to the Restricted Stock so Transferred. Such documents may include an agreement by the transferee to be bound by all of the terms of this Plan applicable to Restricted Stock and of the applicable Restricted Stock Grant Agreement, as if the transferee were the original Holder of such Restricted Stock.

(d) To facilitate the enforcement of the restrictions on Transfer set forth in this Article IV, the Committee may, at its discretion, require the Holder of shares of Restricted Stock to deliver the certificate(s) for such shares with a stock power executed in blank by the Holder and the Holder’s spouse, to the corporate secretary of the Company or his or her designee, and the Company may hold said certificate(s) and stock power(s) in escrow and take all such actions as are necessary to insure that all Transfers and/or releases are made in accordance with the terms of this Plan. The certificates may be held in escrow so long as the shares of Restricted Stock whose ownership they evidence are subject to any restriction on Transfer under this Article IV or under a Restricted Stock Grant Agreement. Each Holder acknowledges that the corporate secretary of the Company (or his or her designee) is so appointed as the escrow holder with the foregoing authorities as a material inducement to the issuance of shares of Restricted Stock under this Article IV, that the appointment is coupled with an interest, and that it accordingly will be irrevocable. The escrow holder will not be liable to any party to a Restricted Stock Grant Agreement (or to any other party) for any actions or omissions unless the escrow holder is grossly negligent relative thereto. The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine.

Section 4.3.  Compliance with Law.

Notwithstanding any other provision of this Article IV, Restricted Stock may be issued pursuant to this Article IV only after there has been compliance with all applicable federal and state securities laws, and such issuance will be subject to this overriding condition. The Company may include shares of Restricted Stock in a Registration, but will not be required to register or qualify Restricted Stock with the SEC or any state agency, except that the Company will register with, or as required by local law, file for and secure an exemption from such registration requirements from, the applicable securities administrator and other officials of each jurisdiction in which a Participant would be issued Restricted Stock hereunder prior to such issuance.

Section 4.4.  Stock Certificates.

Certificates representing the Restricted Stock issued pursuant to this Article IV will bear all legends required by law and necessary to effectuate the provisions hereof. The Company may place a “stop transfer” order against shares of Restricted Stock until all restrictions and conditions set forth in this Article IV, the applicable Restricted Stock Grant Agreement and the legends referred to in this Section 4.4 have been complied with.

Section 4.5.  Market Standoff.

To the extent requested by the Company and any underwriter of securities of the Company in connection with a firm commitment underwriting, no Holder of any shares of Restricted Stock will Transfer any such shares not included in such underwriting, or not previously registered in a Registration, during the one hundred twenty (120) day period following the effective date of the registration statement filed with the SEC under the 1933 Act in connection with such offering.

Section 4.6.  Amendment and Discontinuance.

The Board may amend, suspend or discontinue this Article IV at any time or from time to time; provided, however, that no such action of the Board shall alter or impair any rights previously granted to Holders under this Article IV without the consent of such affected Holders; and provided, further, that no such action may, without the approval of the Company’s shareholders, materially increase (other than by reason of an adjustment pursuant to Section 2.3(b) hereof) the maximum aggregate number of shares of Stock in the Plan Pool, materially increase the benefits accruing to Participants under this Article IV or materially modify the requirements as to eligibility for participation under this Article IV. Moreover, but expressly subject to Section 2.5 hereof, no such action may alter or impair any Restricted Stock previously granted under this Article IV without the consent of the applicable Holder.

ARTICLE V

LONG-TERM INCENTIVE COMPENSATION UNITS

Section 5.1.  Awards of Units.

(a) The Company may grant awards of Units to Participants as provided in this Article V. Units will be deemed granted only upon (i) authorization by the Committee, (ii) approval by the Board, and (iii) the execution and delivery of a Unit Agreement by the Participant to whom Units are to be granted (a “Unit Recipient”) and an authorized officer of the Company. Units will not be deemed granted merely upon authorization by the Committee and/or approval by the Board. Units may be granted in each of the years 2006 through 2013 in such amounts and to such Unit Recipients as the Committee may determine, subject to approval by the Board and to the limitation in Section 5.2 below.

(b) Each grant of Units pursuant to this Article V will be evidenced by a Unit Agreement between the Company and the Unit Recipient in form and substance satisfactory to the Committee in its sole discretion, consistent with this Article V.

(c) Except as otherwise provided herein, Units will be distributed only after the end of a performance period of two (2) or more years (“Performance Period”) beginning with the year in which such Units were awarded. The Performance Period shall be set by the Committee and the Board for each year’s awards.

(d) The percentage of the Units awarded under this Section 5.1 or credited pursuant to Section 5.5 that will be distributed to Unit Recipients shall depend on the levels of financial performance and other performance objectives achieved during each year of the Performance Period; provided, however, that the Committee may, subject to approval of the Board, adopt one or more performance categories or eliminate all performance categories other than financial performance. Financial performance shall be based on the consolidated results of the Company and its Subsidiaries prepared on the same basis as the financial statements published for financial reporting purposes and determined in accordance with Section 5.1(e) below. Other performance categories adopted by the Committee shall be based on measurements of performance as the Committee shall deem appropriate.

(e) Distributions of Units awarded will be based on the Company’s financial performance with results from other performance categories applied as a factor, not exceeding one (1), against financial results. The annual financial and other performance results will be averaged over the Performance Period and translated into percentage factors according to graduated criteria established by the Committee, subject to approval of the Board, for the entire Performance Period. The resulting percentage factors shall determine the percentage of Units to be distributed. No distributions of Units, based on financial performance and other performance, shall be made if a minimum average percentage of the applicable measurement of performance, to be established by the Committee and approved by the Board, is not achieved for the Performance Period. The performance levels achieved for each Performance Period and percentage of Units to be distributed shall be conclusively determined by the Committee, subject to approval by the Board.

(f) The percentage of Units awarded which Unit Recipients become entitled to receive based on the levels of performance (including those Units credited under Section 5.5) will be determined as soon as practicable after each Performance Period and are called “Retained Units.”

(g) As soon as practical after determination of the number of Retained Units, such Retained Units shall be distributed in the form of a combination of shares and cash in the relative percentages as between the two as determined by the Committee, subject to approval by the Board. The Units awarded, but which Unit Recipients do not become entitled to receive, shall be canceled.

(h) Notwithstanding any other provision in this Article V, the Committee, if it determines that it is necessary or advisable under the circumstances, may, subject to approval by the Board, adopt rules pursuant to which Participants by virtue of hire, or promotion or upgrade to a higher job grade classification, or special individual circumstances, may be granted the total award of Units or any portion thereof, with respect to one or more Performance Periods that began in prior years and at the time of the awards have not yet been completed.

Section 5.2.  Limitations.

The aggregate number of shares of Stock potentially distributable under all Units granted, including those Units credited pursuant to Section 5.5, shall not exceed the total number of shares of Stock remaining in the Plan Pool, less all shares of Stock potentially acquirable under, or underlying, all other Rights outstanding under this Plan.

Section 5.3.  Terms and Conditions.

(a) All awards of Units must be made within ten (10) years of the Effective Date.

(b) At the discretion of the Committee and the Board, a Unit Recipient, as a condition to the award of Units, may be required to execute and deliver to the Company a confidential information agreement approved by the Committee.

(c) Nothing contained in this Article V, any Unit Agreement or in any other agreement executed in connection with the award of Units under this Article V will confer upon any Unit Recipient any right with respect to the continuation of his or her status as an employee of the Company or any of its Subsidiaries or as a member of the Board.

(d) A Unit Recipient shall have no rights as a shareholder of the Company with respect to any Units until the distribution of shares of Stock in connection therewith. No adjustment shall be made in the number of Units for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Stock is fully paid for, except as provided in Sections 2.3(b) and 5.6.

Section 5.4.  Special Distribution Rules.

(a) Except as otherwise provided in this Section 5.4, a Unit Recipient other than a Nonemployee Director must be an Eligible Employee from the date a Unit is awarded to him or her continuously through and including the date of distribution of such Unit.

(b) In case of the Death or Disability of a Unit Recipient prior to the end of any Performance Period, the number of Units awarded to the Unit Recipient for such Performance Period shall be reduced pro rata based on the number of months remaining in the Performance Period after the month of Death or Disability. The remaining Units, reduced in the discretion of the Committee and the Board to the percentage indicated by the levels of performance achieved prior to the date of Death or Disability, if any, shall be distributed within a reasonable time after Death or Disability. All other Units awarded to the Unit Recipient for such Performance Period shall be canceled.

(c) If a Unit Recipient enters into Retirement prior to the end of any Performance Period, the Units awarded to such Unit Recipient under this Article V and not yet distributed shall be prorated to the end of the year in which such Retirement occurs and distributed at the end of the Performance Period based upon the Company’s performance for such period.

(d) In the event of the termination of the Unit Recipient’s status as an Eligible Employee or service as a Nonemployee Director prior to the end of any Performance Period for any reason other than Death, Disability or Retirement, all Units awarded to the Unit Recipient with respect to any such Performance Period shall be immediately forfeited and canceled.

(e) Upon a Unit Recipient’s promotion to a higher job grade classification, the Committee and the Board may award to the Unit Recipient the total Units, or any portion thereof, which are associated with the higher job grade classification for the then current Performance Period.

Notwithstanding any other provision of this Plan, the Committee and the Board may reduce or eliminate awards to a Unit Recipient who has been demoted to a lower job grade classification, and where circumstances warrant, may permit continued participation, proration or early distribution, or a combination thereof, of awards which would otherwise be canceled.

Section 5.5.  Dividend Equivalent Units.

On each record date for dividends on the Common Stock, an amount equal to the dividend payable on one share of Common Stock will be determined and credited (the “Dividend Equivalent Credit”) on the payment date to each Unit Recipient’s account for each Unit which has been awarded to the Unit Recipient and not distributed or canceled. Such amount will be converted within the account to an additional number of Units equal to the number of shares of Common Stock that could be purchased at Fair Market Value on such dividend payment date. These Units will be treated for purposes of this Article V in the same manner as those Units granted pursuant to Section 5.1.

Section 5.6.  Adjustments.

In addition to the provisions of Section 2.3(b), if an extraordinary change occurs during a Performance Period which significantly alters the basis upon which the performance levels were established under Section 5.1 for that Performance Period, to avoid distortion in the operation of this Article V, but subject to Section 5.2, the Committee may, subject to approval by the Board, make adjustments in such performance levels to preserve the incentive features of this Article V, whether before or after the end of the Performance Period, to the extent it deems appropriate in its sole discretion, which adjustments shall be conclusive and binding upon all parties concerned. Such changes may include adoption of, or changes in, accounting practices, tax laws and regulatory or other laws or regulations; economic changes not in the ordinary course of business cycles; or compliance with judicial decrees or other legal authorities.

Section 5.7.  Other Conditions.

(a) No person shall have any claim to be granted an award of Units under this Article V, and there is no obligation for uniformity of treatment of Participants or Unit Recipients under this Article V.

(b) The Company shall have the right to deduct from any distribution or payment in cash under this Article V, and the Unit Recipient or other person receiving shares of Stock under this Article V shall be required to pay to the Company, any Tax Withholding Liability. The number of shares of Stock to be distributed to any individual Unit Recipient may be reduced by the number of shares of Stock, the Fair Market Value of which on the Distribution Date (as defined in Section 5.7(d) below) is equivalent to the cash necessary to pay any Tax Withholding Liability, where the cash to be distributed is not sufficient to pay such Tax Withholding Liability, or the Unit Recipient may deliver to the Company cash sufficient to pay such Tax Withholding Liability.

(c) Any distribution of shares of Stock under this Article V may be delayed until the requirements of any applicable laws or regulations, and any stock exchange or NASDAQ-NMS requirements, are satisfied. The shares of Stock distributed under this Article V shall be subject to such restrictions and conditions on disposition as counsel for the Company shall determine to be desirable or necessary under applicable law.

(d) For the purpose of distribution of Units in cash, the value of a Unit shall be the Fair Market Value on the Distribution Date. Except as otherwise determined by the Committee, the “Distribution Date” shall be March 15th in the year of distribution (or, if such date does not constitute a business day, the immediately preceding business day), except that in the case of special distributions the Distribution Date shall be the first business day of the month in which the Committee and the Board determine the amount and form of the distribution.

(e) Notwithstanding any other provision of this Article V, no Dividend Equivalent Credits shall be made and no distributions of Units shall be made if at the time a Dividend Equivalent Credit or distribution would otherwise have been made:

(i) the regular quarterly dividend on the Common Stock has been omitted and not subsequently paid or there exists any default in payment of dividends on any such outstanding shares of capital stock of the Corporation;

(ii) the rate of dividends on the Common Stock is lower than at the time the Units to which the Dividend Equivalent Credit relates were awarded, adjusted for any change of the type referred to in Section 2.3(b);

(iii) estimated consolidated net income of the Corporation for the twelve (12) month period preceding the month the Dividend Equivalent Credit or distribution would otherwise have been made is less than the sum of the amount of the Dividend Equivalent Credits and Units eligible for distribution under this Article V in that month plus all dividends applicable to such period on an accrual basis, either paid, declared or accrued at the most recently paid rate, on all outstanding shares of Common Stock; or

(iv) the Dividend Equivalent Credit or distribution would result in a default in any agreement by which the Corporation is bound.

(f) In the event net income available under Section 5.7(e) above for Dividend Equivalent Credits and awards eligible for distribution under this Article V is sufficient to cover part but not all of such amounts, the following order shall be applied in making payments: (i) Dividend Equivalent Credits, and then (ii) Units eligible for distribution under this Article V.

Section 5.8.  Designation of Beneficiaries.

A Unit Recipient may designate a beneficiary or beneficiaries to receive all or part of the Stock and/or cash to be distributed to the Unit Recipient under this Article V in case of Death. A designation of beneficiary may be replaced by a new designation or may be revoked by the Unit Recipient at any time. A designation or revocation shall be on a form to be provided for that purpose and shall be signed by the Unit Recipient and delivered to the Corporation prior to the Unit Recipient’s Death. In case of the Unit Recipient’s Death, any amounts to be distributed to the Unit Recipient under this Article V with respect to which a designation of beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be distributed in accordance with this Article V to the designated beneficiary or beneficiaries. The amount distributable to a Unit Recipient upon Death and not subject to such a designation shall be distributed to the Unit recipient estate. If there shall be any question as to the legal right of any beneficiary to receive a distribution under this Article V, the amount in question may be paid to the estate of the Unit Recipient, in which event the Corporation shall have no further liability to anyone with respect to such amount.

Section 5.9.  Restrictions on Transfer.

Units granted under Article V may not be Transferred, except as provided in Section 5.8, and, during the lifetime of the Unit Recipient to whom Units were awarded, cash and stock receivable with respect to Units may be received only by such Unit Recipient.

Section 5.10.  Amendment and Discontinuance.

No award of Units may be granted under this Article V after December 31, 2013. The Board may amend, suspend or discontinue the provisions of this Article V at any time or from time to time; provided, however, that no such action may, without the approval of the shareholders of the Corporation, materially increase (other than by reason of an adjustment pursuant to Section 2.3(b) hereof) the maximum number of shares of Stock in the Plan Pool, materially increase the benefits accruing to Participants under this Article V or materially modify the eligibility requirements for participation under this Article V. Moreover, but expressly subject to Section 2.5 hereof, no such action may alter or impair any Unit previously granted under this Article V without the consent of the applicable Unit recipient.

ARTICLE VI

STOCK APPRECIATION RIGHTS

Section 6.1.  Grants of SARs.

(a) The Corporation may grant SARs under this Article VI. SARs will be deemed granted only upon (i) authorization by the Committee; (ii) approval by the Board; and (iii) the execution and delivery of a SAR Agreement by the Participant to whom the SARs are to be granted (the “SAR Recipient”) and a duly authorized officer of the Corporation. SARs will not be deemed granted merely upon authorization by the Committee. The aggregate number of shares of Stock which shall underlie SARs granted hereunder shall not exceed the total number of shares of Stock remaining in the Plan Pool, less all shares of Stock potentially acquirable under or underlying all other Rights outstanding under this Plan.

(b) Each grant of SARs pursuant to this Article VI shall be evidenced by a SAR Agreement between the Corporation and the SAR Recipient, in form and substance satisfactory to the Committee in its sole discretion, consistent with this Article VI.

Section 6.2.  Terms and Conditions of SARs.

(a) All SARs must be granted within ten (10) years of the Effective Date.

(b) Each SAR issued pursuant to this Article VI shall have an initial base value (the “Base Value”) equal to the Fair Market Value of a share of Common Stock on the date of issuance of the SAR.

(c) At the discretion of the Committee and the Board, a SAR Recipient, as a condition to the granting of a SAR, may be required to execute and deliver to the Corporation a confidential information agreement approved by the Committee.

(d) Nothing contained in this Article VI, any SAR Agreement or in any other agreement executed in connection with the granting of a SAR under this Article VI will confer upon any SAR Recipient any right with respect to the continuation of his or her status as an employee of the Corporation or any of its Subsidiaries or as a member of the Board.

(e) Except as otherwise provided herein, each SAR Agreement may specify the period or periods of time within which each SAR or portion thereof will first become exercisable (the “SAR Vesting Period”). Such SAR Vesting Periods will be fixed by the Committee, subject to approval by the Board, and may be accelerated or shortened by the Committee, subject to approval by the Board.

(f) SARs relating to no less than one hundred (100) shares of Stock may be exercised at any one time unless the number exercised is the total number at that time exercisable under all SARs granted to the SAR Recipient.

(g) A SAR Recipient shall have no rights as a shareholder of the Corporation with respect to any shares of Stock underlying such SAR. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Stock is fully paid for, except as provided in Section 2.3(b).

Section 6.3.  Restrictions On Transfer of SARs.

SARs granted under this Article VI may not be Transferred, except as provided in Section 6.7, and during the lifetime of the SAR Recipient to whom it was granted, may be exercised only by such SAR Recipient.

Section 6.4.  Exercise of SARs.

(a) A SAR Recipient (or his or her executors or administrators, or heirs or legatees) shall exercise a SAR by giving written notice of such exercise to the Corporation. SARs may be exercised only upon the completion of the

SAR Vesting Period, if any, applicable to such SAR (the date such notice is received by the Corporation being referred to herein as the “SAR Exercise Date”).

(b) Within ten (10) business days of the SAR Exercise Date applicable to a SAR exercised in accordance with Section 6.4(a), the SAR Recipient shall be paid in cash the difference between the Base Value of such SAR and the Fair Market Value of the Common Stock as of the SAR Exercise Date, as such difference is reduced by the Company’s Tax Withholding Liability arising from such exercise.

Section 6.5.  Termination of SARs.

Subject to approval by the Board, the Committee shall determine, and each SAR Agreement shall state, the expiration date or dates of each SAR, but such expiration date shall be not later than ten (10) years after the date such SAR is granted (the “SAR Period”). Subject to approval by the Board, the Committee may extend the expiration date or dates of a SAR Period after such date was originally set; provided, however, such expiration date may not exceed the maximum expiration date described in this Section 6.5.

Section 6.6.  Designation of Beneficiaries.

A SAR Recipient may designate a beneficiary or beneficiaries to receive all or part of the cash to be paid to the SAR Recipient under this Article VI in case of Death. A designation of beneficiary may be replaced by a new designation or may be revoked by the SAR Recipient at any time. A designation or revocation shall be on a form to be provided for that purpose and shall be signed by the SAR Recipient and delivered to the Corporation prior to the SAR Recipient’s Death. In case of the SAR Recipient’s Death, the amounts to be distributed to the SAR Recipient under this Article VI with respect to which a designation of beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be distributed in accordance with this Article VI to the designated beneficiary or beneficiaries. The amount distributable to a SAR Recipient upon Death and not subject to such a designation shall be distributed to the SAR Recipient’s estate. If there shall be any question as to the legal right of any beneficiary to receive a distribution under this Article VI, the amount in question may be paid to the estate of the SAR Recipient in which event the Corporation shall have no further liability to anyone with respect to such amount.

Section 6.7.  Amendment and Discontinuance.

The Board may amend, suspend or discontinue the provisions of this Article VI at any time or from time to time, provided that no action of the Board may, without the approval of the shareholders of the Corporation materially increase (other than by reason of an adjustment pursuant to Section 2.3(b) hereof) the maximum aggregate number of shares of Stock in the Plan Pool, materially increase the benefits accruing to Participants or materially modify eligibility requirements for participation under this Article VI. Moreover, but expressly subject to Section 2.5 hereof, no such action may alter or impair any SAR previously granted under this Article VI without the consent of the applicable SAR Recipient.

ARTICLE VII

MISCELLANEOUS

Section 7.1.  Effect of Change in Control.

Except to the extent a Rights Agreement provides for a different result (in which case the Rights Agreement will govern and this Section 7.1 shall not be applicable), notwithstanding anything elsewhere in the Plan or any rules adopted by the Committee pursuant to the Plan to the contrary, if a Change in Control of the Company shall occur, then, effective immediately prior to such Change in Control, (i) each outstanding Option and SAR, to the extent that it shall not otherwise have become vested and exercisable, shall automatically become fully and immediately vested and exercisable, without regard to any otherwise applicable vesting requirement; (ii) all Restricted Stock shall become fully and immediately vested and all forfeiture and transfer restrictions thereon shall lapse; and (iii) each outstanding Unit shall become immediately and fully vested and payable.

Section 7.2.  Excise Tax Limit and Million Dollar Deduction Limit.

(a) (i) Notwithstanding anything contained herein to the contrary, in the event that the vesting of Rights, together with all other payments and the value of any benefit received or to be received by a Participant hereunder and under any other plan or agreement of the Company (collectively, the “Payments”), would be subject to the excise tax (the “Excise Tax”) imposed under Section 4999 of the Code, or would be nondeductible by the Company pursuant to Section 280G of the Code, such Payments shall be reduced (but not below zero) if and to the extent necessary so that no portion of any Payment to be made or benefit to be provided to such Participant shall be subject to the Excise Tax or shall be nondeductible by the Company pursuant to Section 280G of the Code (such reduced amount is hereinafter referred to as the “Limited Payment Amount”). Unless such Participant shall have given prior written notice specifying a different order to the Company to effectuate the Limited Payment Amount, the Company shall reduce or eliminate the Payments by first reducing or eliminating those payments or benefits which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the Determination (as hereinafter defined). Any notice given by such Participant pursuant to the immediately preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing such Participant’s rights and entitlements to any benefits or compensation.

(ii) An initial determination as to whether the Payments shall be reduced to the Limited Payment Amount pursuant to the Code and the amount of such Limited Payment Amount shall be made by an accounting firm at the Company’s expense selected by the Company which is designated as one of the four largest accounting firms in the United States (the “Accounting Firm”). The Accounting Firm shall provide its determination (the “Determination”), together with detailed supporting calculations and documentation, to the Company and the Participant, and if the Accounting Firm determines that no Excise Tax is payable by such Participant with respect to a Payment or Payments, it shall furnish such Participant with an opinion reasonably acceptable to such Participant that no Excise Tax will be imposed with respect to any such Payment or Payments. Within ten (10) days of the delivery of the Determination to such Participant, the Participant shall have the right to dispute the Determination (the “Dispute”). If there is no Dispute, the Determination shall be binding, final and conclusive upon the Company and the Participant, subject to the application of Section 7.2(a)(iii) below.

(iii) As a result of the uncertainty in the application of Sections 4999 and 280G of the Code, it is possible that the Payments to be made to, or provided for the benefit of, the Participant either have been made or will not be made by the Company which, in either case, will be inconsistent with the limitations provided in Section 7.2(a)(i) hereof (hereinafter referred to as an “Excess Payment” or “Underpayment”, respectively). If it is established pursuant to a final determination of a court or an Internal Revenue Service (the “IRS”) proceeding which has been finally and conclusively resolved that an Excess Payment has been made, such Excess Payment shall be deemed for all purposes to be a loan to the Participant made on the date the Participant received the Excess Payment, and such Participant shall repay the Excess Payment to the Company on demand (but not less than ten (10) days after written notice is received by the Participant), together with interest on the Excess Payment at the “Applicable Federal Rate” (as defined in Section 1274(d) of the Code) from the date of the Participant’s receipt of such Excess Payment until the date of such repayment. In the event that it is determined (A) by the Accounting Firm, the Company (which shall include the position taken by the Company, or together with its consolidated group, on its federal income tax return) or the IRS; (B) pursuant to a determination by a court; or (C) upon the resolution of the Dispute to the Participant’s satisfaction, that an Underpayment has occurred, the Company shall pay an amount equal to the Underpayment to the Participant within ten (10) days of such determination or resolution, together with interest on such amount at the Applicable Federal Rate from the date such amount would have been paid to the Participant until the date of payment.

(b) (i) Notwithstanding anything contained herein to the contrary, if any portion of the Payments to be made or benefit to be provided to an Participant would be nondeductible by the Company pursuant to Section 162(m) of the Code, then the Payments to be made to such Participant in any taxable year of the Company shall be reduced (but not below zero) if and to the extent necessary so that no portion of any Payment to be made or benefit to be provided to such Participant in such taxable year of the Company shall be nondeductible by the Company pursuant to Section 162(m) of the Code. The amount by which any Payment is reduced pursuant to the immediately preceding sentence, together with interest thereon at the Applicable Federal Rate, shall be paid by the Company to such Participant on or before the fifth business day of the immediately succeeding taxable year of the Company, subject to the application of the limitations of the immediately preceding sentence and this Section 7.2(b)(i). Unless such Participant shall have given prior written notice specifying a different order to the Company to effectuate this Section 7.2(b)(i), the Company shall reduce or eliminate the Payments in any one taxable year of the Company by first reducing or eliminating those payments or benefits which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the Section 162(m) Determination (as hereinafter defined). Any notice given by such Participant pursuant to the immediately preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing such Participant’s rights and entitlements to any benefits or compensation.

(ii) The determination as to whether the Payments shall be reduced pursuant to Section 7.2(b)(i) hereof and the amount of the Payments to be made in each taxable year after the application of Section 7.2(b)(i) hereof shall be made by the Accounting Firm at the Company’s expense. The Accounting Firm shall provide its determination (the “Section 162(m) Determination”), together with detailed supporting calculations and documentation to the Company and the Participant. The Section 162(m) Determination shall be binding, final and conclusive upon the Company and such Participant.

Section 7.3.  Application of Funds.

The proceeds received by the Corporation from the sale of Stock pursuant to the exercise of Rights will be used for general corporate purposes.

Section 7.4.  No Obligation to Exercise Right.

The granting of a Right shall impose no obligation upon the recipient to exercise such Right.

Section 7.5.  Term of Plan.

Except as otherwise specifically provided herein, Rights may be granted pursuant to this Plan from time to time within ten (10) years from the Effective Date.

Section 7.6.  Captions and Headings; Gender and Number; Interpretation.

Captions and paragraph headings used herein are for convenience only, do not modify or affect the meaning of any provision herein, and are not a part of, and shall not serve as a basis for interpretation or construction of, this Plan. As used herein, the masculine gender shall include the feminine and neuter, and the singular number shall include the plural, and vice versa, whenever such meanings are appropriate. As used herein, the conjunction “and/or” means one or the other or both, or any one or more or all, of the things or individuals or entities with respect to which the conjunction is used. Whenever the words “include,” “includes,” or “including” are used in this Plan, they will be deemed to be followed by the words “without limitation.”

Section 7.7.  Expenses of Administration of Plan.

All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Corporation or by one or more Subsidiaries. The Corporation shall also indemnify, defend and hold each member of the Committee and the Board harmless against all claims, expenses and liabilities arising out of or related to the exercise of the powers of the Committee and the Board and the discharge of the duties of the Committee and the Board hereunder.

Section 7.8.  Governing Law.

Without regard to the principles of conflicts of laws, the laws of the State of Delaware shall govern and control the validity, interpretation, performance and enforcement of this Plan.

Section 7.9.  Successors and Assigns.

This Plan shall be binding on all successors and assigns of the Corporation and each Participant who has been granted Rights hereunder, including the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the creditors of such Participant.

Section 7.10.  Plan Controls.

A copy of this Plan, and any amendments thereto, shall be maintained by the corporate secretary of the Corporation and shall be shown to any proper person making inquiry with respect thereto. In the event of any conflict between this Plan and any Option Agreement, Restricted Stock Grant Agreement, Unit Agreement or SAR Agreement, as the case may be, the Plan shall control, and such agreement shall be deemed to be modified accordingly as the Committee shall determine in its sole discretion.

* * * * *

PROXY
CROWN CRAFTS, INC.
ANNUAL MEETING OF STOCKHOLDERS — AUGUST 11, 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned, having received the Notice of Annual Meeting and Proxy Statement dated July 3, 2009, revoking any proxy previously given, hereby appoint(s) E. Randall Chestnut and Olivia W. Elliott as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all shares of Series A common stock of Crown Crafts, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on August 11, 2009, at the Company’s headquarters, 916 South Burnside Avenue, Gonzales, Louisiana 70737, at 10:00 a.m., Central Daylight Time, and at any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES FOR DIRECTOR AND IN THE DISCRETION OF THE NAMED PROXIES ON ALL OTHER MATTERS.
1.	Election of the following nominees to the Board of Directors for a three-year term:

☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

	Sidney Kirschner	Zenon S. Nie
Instructions: To withhold authority to vote for any individual nominee(s), write the name(s) of such nominee(s) in the space provided below. If this Proxy is executed by the undersigned in such manner as not to withhold authority to vote for the election of any nominee, this Proxy will be deemed to grant such authority.
2.	To amend the Company’s 2006 Omnibus Incentive Plan to increase the number of shares of Crown Crafts Series A common stock subject to award thereunder from 1,200,000 to 1,925,000:

☐	FOR	☐	AGAINST	☐	ABSTAIN
3.	To transact any other business that may properly come before the meeting or any adjournment or postponement thereof:

☐	FOR	☐	AGAINST	☐	ABSTAIN
PLEASE DATE AND SIGN name(s) exactly as shown on this proxy card. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or other non-corporate entity, please sign in full partnership or entity name by authorized person.

Print Name(s):

Signature:

Signature:

Title or Authority:

Dated: , 2009